Exhibit 99.2

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION FOR USE IN CONNECTION WITH THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OF REORGANIZATION DESCRIBED HEREIN.  ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT ARE NOT INTENDED AND SHOULD NOT IN ANY WAY BE CONSTRUED AS A SOLICITATION OF VOTES ON THE PLAN, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION HAS BEEN MADE BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

§
In re:	§	Chapter 11
§
ADPT DFW HOLDINGS LLC, et al.,(1)	§	Case No. 17-31432
§
Debtors.	§	Jointly Administered under Case No. 17-31432
§

DISCLOSURE STATEMENT FOR DEBTORS’ FIRST AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Louis R. Strubeck, Jr. (SBT 19425600)

John N. Schwartz (SBT 00797397)

Liz Boydston (SBT 24053684)

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile:  (214) 855-8200

louis.strubeck@nortonrosefulbright.com

john.schwartz@nortonrosefulbright.com

liz.boydston@nortonrosefulbright.com

Bankruptcy Counsel to the Debtors

and Debtors in Possession

Dated:  July 19, 2017

(1)  The Debtors include all of the affiliated entities that are listed on Exhibit A, attached hereto.

i

	D.	Tax Receivable Agreement		23

III.	The Debtors’ Prepetition Capital Structure			23

	A.	Generally		23
	B.	The Bank Lenders’ Loans		24

		1.	The Revolving Loans	24
		2.	The Term Loans	25
		3.	The Letters of Credit	25
		4.	The Swing Line Loans	26
		5.	The Bridge Loan	26

	C.	Deerfield Purchase of Debt and Additional Bridge Loan		26
	D.	Deerfield- MPT Agreement		27

IV.	Significant Prepetition Litigation and Regulatory Issues			28

	A.	Litigation		28
	B.	Houston CLIA Regulatory Issue		29

V.	Events Leading to Bankruptcy			30

	A.	Significant Working Capital Needs of the Adeptus Enterprise		30
	B.	Challenges with Revenue Cycle Management		30
	C.	Reduced Utilization and Patient Volume		31
	D.	Prepetition Financing Process		31

VI.	Significant Events Occurring During Debtors’ Chapter 11 Cases			33

	A.	Bankruptcy Filing and First Day Orders		33
	B.	Postpetition DIP Financing		34
	C.	Retention and Employment of Professionals		34
	D.	Appointment of Creditors’ Committee		34
	E.	Appointment of an Equity Committee in the PubCo Case		34
	F.	Appointment of Patient Care Ombudsman		35
	G.	Claims against Officers and Directors of the Debtors		35

VII.	Overview of Restructuring Transactions Under the Plan			36

VIII.	Treatment of Claims and Interests Under the Plan			36

	A.	Classification and Treatment of Claims and Interests		36

		1.	Classification in General	36
		2.	Substantive Consolidation	37
		3.	Summary of Classification of Claims and Interests	38
		4.	Elimination of Vacant Classes	39
		5.	Voting; Presumptions; Solicitation	39
		6.	Cramdown	39
		7.	No Waiver	39

	B.	Treatment of Unclassified Claims under the Plan			39

		1.	Administrative Expense Claims		39
		2.	Fee Claims		40
		3.	DIP Facility Claims		40
		4.	Priority Tax Claims		40

	C.	Treatment of Classified Claims under the Plan			41

		1.	Treatment of Claims and Interests		41

			a.	Class 1: Priority Non-Tax Claims	41
			b.	Class 2: Other Secured Claims	41
			c.	Class 3: Deerfield Secured Claims	41
			d.	Class 4: Medical Malpractice Claims	41
			e.	Class 5: General Unsecured Claims	42
			f.	Class 6: Subordinated Claims	42
			g.	Class 7: Existing Equity Interests	42
			h.	Class 8: Existing Common Equity Interests	42

		2.	Debtors’ Rights in Respect of Unimpaired Claims		42
		3.	Treatment of Vacant Classes		43
		4.	Intercompany Claims		43

IX.	Voting Procedures and Requirements				43

	A.	Vote Required for Acceptance by a Class			43
	B.	Classes Entitled to Vote			43
	C.	Classes Not Entitled to Vote			44
	D.	Voting Procedures			44

X.	Valuation				44

XI.	Means for Implementation of the Plan				45

	A.	Restructuring Transactions			45
	B.	Establishment and Funding of Litigation Trust			46
	C.	Assumption of Executory Contracts and Unexpired Leases			46
	D.	Plan Funding			46
	E.	Tax Receivable Agreement			46
	F.	Cancellation of Existing Securities and Agreements			47
	G.	Cancellation of Certain Existing Security Interests			47
	H.	Officers and Boards of Directors			47
	I.	Post-Petition Capitalization			47
	J.	Authorization, Issuance, and Delivery of New Equity Interests			47
	K.	Corporate Reorganization			48
	L.	Restructuring Transactions			48

XII.	Litigation Trust				48

	A.	Litigation Trust Agreement		48
	B.	Tax Treatment		49
	C.	Litigation Trust Assets		50
	D.	Litigation Trust Causes of Action		50
	E.	Medical Malpractice Claims and General Unsecured Claims Resolution		51
	F.	Transition Services and Preservation of Documents		51
	G.	Indemnification and Exculpation		51
	H.	Preservation of Privilege and Defenses		52
	I.	No Bonding of Litigation Trust Claims		52

XIII.	Other Plan Components			52

	A.	Conditions Precedent To The Occurrence Of The Effective Date		52

		1.	Conditions Precedent to the Effective Date	52
		2.	Waiver of Conditions Precedent	53
		3.	Effect of Failure of a Condition	53

	B.	Distribution Procedures		53

		1.	Distributions Generally	53
		2.	Date of Distributions	53
		3.	Distribution Record Date	53
		4.	Disbursing Agent	54
		5.	Delivery of Distributions	54
		6.	Unclaimed Property	54
		7.	Satisfaction of Claims and Interests	54
		8.	Manner of Payment under Plan	55
		9.	De Minimis Cash Distributions	55
		10.	No Distribution in Excess of Amount of Allowed Claim or Interest	55
		11.	Allocation of Distributions between Principal and Interest	55
		12.	Exemption from Securities Laws	55
		13.	Setoffs and Recoupments	55
		14.	Rights and Powers of Disbursing Agent	56
		15.	Withholding and Reporting Requirements	56

	C.	Treatment of Disputed Claims		57

		1.	Disputed Claims Process	57
		2.	Estimation of Claims	57
		3.	Claim Resolution Procedures Cumulative	57
		4.	No Distributions Pending Allowance	58
		5.	Distributions after Allowance	58

	D.	Executory Contracts and Unexpired Leases		58

		1.	General Treatment	58
		2.	Determination of Cure Disputes and Deemed Consent	58

		3.	Rejection Damages Claims	59
		4.	Insurance Policies	59
		5.	Reservation of Rights	59

	E.	Effect of Confirmation		60

		1.	Binding Effect	60
		2.	Vesting of Assets	60
		3.	Discharge of Claims against and Interests in the Debtors	60
		4.	Pre-Confirmation Injunctions and Stays	61
		5.	Injunction against Interference with Plan	61
		6.	Plan Injunction	61
		7.	Releases	62
		8.	Exculpation	63
		9.	Injunction Related to Releases and Exculpation	64
		10.	Subordinated Claims	64
		11.	Retention of Causes of Action and Reservation of Rights	64
		12.	Ipso Facto and Similar Provisions Ineffective	65
		13.	Claims Against Directors and Officers	65
		14.	Confidentiality of Information Related to Patient Care Ombudsman	65

	F.	Administrative Provisions		65

		1.	Retention of Jurisdiction	65
		2.	Exemption from Certain Transfer Taxes	67
		3.	Dates of Actions to Implement The Plan	68
		4.	Amendments	68
		5.	Revocation or Withdrawal of Plan	68
		6.	Dissolution of the Creditors’ Committee and the Equity Committee	69
		7.	Severability	69
		8.	Governing Law	69
		9.	Immediate Binding Effect	69
		10.	Successors and Assigns	69
		11.	Entire Agreement	69
		12.	Computing Time	70
		13.	Exhibits to Plan	70
		14.	Notices	70
		15.	Reservation of Rights	71

XIV.	Risks and Considerations			71

	A.	Bankruptcy Considerations		71
	B.	Competition		71
	C.	Government Regulation		71
	D.	Transfer Restrictions		72
	E.	Lack of Marketability		72
	F.	No Duty to Update Disclosures		72
	G.	Representations Outside this Disclosure Statement		72

v

	H.	No Admission			73
	I.	Tax and Other Related Considerations			73
	J.	Factors Impacting Amounts of Distributions			73

XV.	Plan Confirmation and Consummation				74

	A.	Plan Confirmation Hearing			74
	B.	Plan Confirmation Requirements Under the Bankruptcy Code			75
	C.	Plan Consummation			75
	D.	Best Interests Test			75
	E.	Liquidation Analysis			76
	F.	Feasibility			77
	G.	Section 1129(b)			78

		1.	No Unfair Discrimination		78
		2.	Fair and Equitable		78

			a.	Class of Secured Claims	78
			b.	Class of Unsecured Creditors	78
			c.	Class of Interests	78

XVI.	Alternatives to Confirmation and Consummation of the Plan				79

	A.	Chapter 7 Liquidation			79
	B.	Alternative Plan Pursuant to Chapter 11 of the Bankruptcy Code			79
	C.	Section 363 Sale			80

XVII.	Certain U.S. Federal Income Tax Consequences				80

	A.	Consequences to the Debtors			81

		1.	Funding of the Litigation Trust		81
		2.	Cancellation of Debt		82

	B.	Consequences to Holders of Claims or Interests			83

		1.	Distributions in Discharge of Claims or Interests		83

			a.	Holders of Claims in Class 3	83
			b.	Holders of Claims in Classes 4, 5, and 6	83

		2.	Market Discount		84
		3.	Distributions in Discharge of Accrued Interest or OID		84
		4.	Bad Debt Deduction and Worthless Securities Deduction		85
		5.	Limitation on Use of Capital Losses		85
		6.	Taxation of the Litigation Trust and Holders		85

	C.	Information Reporting and Withholding			86

XVIII.	Recommendation and Conclusion				87

EXHIBITS

Exhibit A                                             List of Debtors in Chapter 11 Cases

Exhibit B                                             Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

Exhibit C                                             Organizational Chart of Adeptus Enterprise

Exhibit D                                             List of Guarantors under Prepetition Credit Agreement

Exhibit E                                              Liquidation Analysis

I.                                        Introduction

The Debtors prepared this disclosure statement (together with any annexed exhibits and schedules, including any amendments or modifications from time to time, the “Disclosure Statement”) in connection with solicitation of votes for acceptance of the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as amended or modified from time to time, annexed to the Disclosure Statement as Exhibit B (the “Plan”).  This Disclosure Statement is intended to provide adequate information of a kind, and in sufficient detail, to enable the Debtors’ creditors to make an informed judgment about the Plan, including whether to accept or reject the Plan.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.  In some instances, a term that is used only in a specific Section will be defined only in that Section.

To the extent that the information provided in this Disclosure Statement and the Plan (including any attached exhibits and Plan Supplements) are in conflict, the terms of the Plan (including any attached exhibits and Plan Supplements) will control.

Creditors should refer only to this Disclosure Statement and the Plan to determine whether to vote to accept or reject the Plan.

The Plan incorporates extensive negotiations among the Debtors, Deerfield, the Debtors’ joint venture partners, MPT, the Creditors’ Committee, and other parties.  The Debtors believe that approval of the Plan is in the best interests of the Debtors’ creditors, employees, patients, and the general public they serve.

Creditors may request additional copies of this Disclosure Statement from Epiq Bankruptcy Solutions, LLC (the “Voting Agent”) at the following address:

If by regular mail: ADPT DFW Holdings LLC Ballot Processing c/o Epiq Bankruptcy Solutions, LLC P.O. Box 4422 Beaverton, OR 97076-4422	If by messenger or overnight delivery: ADPT DFW Holdings LLC Ballot Processing c/o Epiq Bankruptcy Solutions, LLC 10300 SW Allen Boulevard Beaverton, OR 97005

Pursuant to the Bankruptcy Code, only creditors who actually vote on the Plan will be counted for purposes of determining whether the required number of acceptances have been obtained.  Failure to deliver a properly completed ballot by the Voting Deadline will result in an abstention, and consequently, the vote will neither be counted as an acceptance or rejection of the Plan.

II.                                   Background Information

A.                                    Debtors’ Business and History.

The Debtors, together with their non-debtor affiliates (collectively, the “Adeptus Enterprise”),(2) constitute the oldest and largest network of freestanding emergency rooms in the United States (the “Business”).  The mission of the Adeptus Enterprise is to provide local communities with immediate and convenient access to quality emergency healthcare in a patient-friendly, cost-effective setting.  As of April 19, 2017 (the “Petition Date”), the Adeptus Enterprise provided such care through five (5) fully-operational hospitals and ninety-nine (99) freestanding emergency rooms (“FSERs”)(3) that are either wholly-owned by the Debtors or by the Debtors’ joint ventures with leading healthcare systems in Arizona, Colorado, and Texas.

Since its founding in 2002, the Adeptus Enterprise has been a patient-centered healthcare organization dedicated to providing quality emergency care through its FSERs, which are open to the public 24 hours a day, 7 days a week.  The Adeptus Enterprise achieves its mission by utilizing an innovative facility design and infrastructure that are specifically tailored to delivering emergency care.  In particular, each FSER within the Adeptus Enterprise typically has 6 to 9 emergency exam rooms, including 2 high-acuity suites, 1 pediatric room and a specialized obstetrics/gynecology room.  Additionally, each facility is equipped with a full radiology suite, including a CT scanner, digital x-ray, and ultrasound machines, as well as an on-site laboratory.

The FSERs within the Adeptus Enterprise generally employ a “1-1-1-1” model for staffing that provides for at least one licensed physician trained in emergency medicine, one emergency room trained nurse, one radiology technologist, and one front office staff member on site at all times.  Each FSER is also staffed with a facility administrator who is responsible for all operating aspects of the facility and the coordination of care to patients.

In 2016, approximately 408,000 patients visited facilities within the Adeptus Enterprise.  To service those patients, the Adeptus Enterprise employs or engages as independent contractors approximately 3,824 physicians, nurses, radiology technicians, laboratory professionals and administrative staff.  The Adeptus Enterprise is headquartered in Lewisville, Texas and, as reflected in the organizational chart attached hereto as Exhibit C, consists of 203 entities organized under the laws of various states.

The physicians that provide care at the facilities within the Adeptus Enterprise are independent contractors of certain entities that are either wholly-owned by Adeptus Health LLC (“HoldCo”), one of the Debtors, or affiliated with the Adeptus Enterprise.  In particular, the

(2)  There are sixty-three (63) non-debtor affiliates in the Adeptus Enterprise.

(3)  There are two types of FSERS: (a) a hospital outpatient department (“HOPD”) that is affiliated with a hospital system; and (b) an independent freestanding emergency department (“IFSED”).  Both HOPDs and IFSEDs are subject to, among other rules and regulations, the Emergency Medical Treatment and Labor Act (EMTALA).  As a result of their affiliation with a hospital system, HOPDs are subject to additional rules and regulations, including those promulgated by the Centers for Medicare and Medicaid Services (“CMS”).  HOPDs can bill and collect from government-funded health programs, including Medicare, Medicaid, and TRICARE for facility fees in addition to seeking reimbursement for services rendered.  IFSEDs, on the other hand, are not recognized by CMS as emergency departments and, therefore, cannot bill government-funded health programs for facility fees.  Each state has adopted different rules related to the operation of IFSEDs.  The Adeptus Enterprise includes both HOPDs and IFSEDs.

Corporate Practice of Medicine doctrines in Texas and Colorado prohibit business corporations from practicing medicine or employing physicians to provide medical services.  In those particular states, entities that employ physicians must be owned by a licensed medical doctor.  Thus, the physicians staffed at the various facilities within the Adeptus Enterprise located in Texas and Colorado are contracted through the following affiliated limited liability companies (which are not Debtors):

a.                                      National Medical Professionals of Texas, PLLC (“NMP of Texas”), whose sole member is Jerry Allison, M.D.;

b.                                      National Medical Professionals of Houston, PLLC (“NMP of Houston”), whose sole member is Jerry Allison, M.D.; and

c.                                       National Medical Professionals of Colorado, PLLC (“NMP of Colorado”), whose sole member is Lee Shockley, M.D.(4)

In Arizona and Ohio, on the other hand, business corporations are permitted to directly employ physicians. Therefore, the Debtors include National Medical Professionals of Arizona LLC (“NMP of Arizona”) and National Medical Professionals of Ohio LLC (“NMP of Ohio”),(5) which are wholly owned subsidiaries of HoldCo, in order to employ physicians in Arizona and Ohio.  (NMP of Texas, NMP of Houston, NMP of Colorado, NMP of Arizona, and NMP of Ohio are collectively referred to as the “NMPs.”)

Through an Exclusive Management and Administrative Services Agreement between each of the NMPs and First Choice ER, LLC (“First Choice ER”), First Choice ER provides management services for the day-to-day, non-clinical aspects of the NMPs, including assistance with the coding process, collections, recruitment, and bookkeeping.  The Debtors also administer the NMPs’ payroll.  The physicians employed by the NMPs are paid on a monthly basis based upon the number of shifts they worked in the previous month.  On average, the NMPs’ physician payroll totals approximately $16.0 million per month.(6)

As will be discussed in greater detail below, Adeptus Health Management LLC, one of the Debtors, provides management services for nearly all of hospitals and FSERs within the Adeptus Enterprise.

Due to the nature of the services they provide, the Debtors are subject to a wide array of statutes and regulations that govern nearly all aspects of their operations, including, among other things, the Debtors’ billing practices, contractual relationships with physicians, and marketing activities.  The failure to comply with these statutes and regulations can result in civil and

(4)  Prior to terminating its relationship with the Louisiana JV (as defined below), the Debtors also contracted with the National Medical Professionals of Louisiana Professional LLC for the physicians that were staffed at facilities in Louisiana.

(5)  NMP of Ohio was formed for the purpose of staffing physicians at the hospital that was intended to be built by the Ohio Joint Venture (as hereinafter defined).  Because the hospital has yet to be constructed, NMP of Ohio does not currently contract with any physicians.

(6)  Certain of the physicians who serve as directors of various medical facilities in the Adeptus Enterprise are also employees of the Joint Ventures and are paid additional amounts for such services.

criminal penalties, such as fines, damages, overpayment recoupment, loss of enrollment status, or exclusion from government healthcare programs.

The regulatory agencies that oversee the Debtors’ operations include, among others, CMS, the United States Department of Justice (“DOJ”),(7) the Arizona Board of Pharmacy, Arizona Department of Health Services, Arizona Health Care Cost Containment System, Arizona Radiation Regulatory Agency, Colorado Department of Health Care Policy and Financing, Colorado Department of Public Health and Environment, Colorado State Board of Pharmacy, Texas Health and Human Services Commission, Texas Department of State Health Services, Texas State Board of Pharmacy, and the Offices of the Attorney General of the States of Arizona, Colorado, and Texas.

Additionally, because Adeptus Health, Inc. (“PubCo”), the ultimate parent within the Adeptus Enterprise, is a publicly held company, the Debtors are subject to rules and regulations promulgated by the United States Securities and Exchange Commission.

B.                                    Organizational Structure of the Debtors.

1.                                      Generally

The Adeptus Enterprise began in Texas in 2002 with the formation of First Choice ER by Dr. Jacob J. Novak. Dr. Novak opened the first FSER in Flower Mound, Texas after he recognized the need for convenient access to high-quality emergency care. After receiving a positive response to the first FSER, Dr. Novak, with the help of a growing management team, expanded the Adeptus Enterprise in numerous Texas markets.

In 2011, funds affiliated with Sterling Partners (the “Sponsor”) acquired a 75% share in First Choice ER.  In 2013, HoldCo was created as a holding company to own and operate the FSERs owned by First Choice ER.  The limited liability company units of HoldCo (the “LLC Units”) were owned by the Sponsor, funds affiliated with the Sponsor, and other members of First Choice ER’s board of directors and management team at that time (collectively, the “Pre-IPO Unit Holders”).

On March 7, 2014, PubCo was incorporated as a Delaware corporation for the purpose of conducting an initial public offering (“IPO”) of the economic interests in HoldCo and, through HoldCo, First Choice ER, the actual operating entity.  PubCo, which had no assets until it used the funds raised by the IPO to purchase LLC Units in HoldCo, was the vehicle used to offer economic interests to the public.  The IPO was completed on June 30, 2014 and raised approximately $96.2 million, after deducting underwriting discounts, commissions, and offering

(7)  The Adeptus Enterprise is subject to oversight of various divisions within CMS and DOJ, including without limitation, the Office of Civil Rights, Clinical Laboratory Improvement Amendments program, Center for Medicare, Center for Medicaid and CHIP Services, Center for Program Integrity, Center for Clinical Standards and Quality, Consortium for Quality Improvement and Survey & Certification Operations, Drug Enforcement Administration, Federal Bureau of Investigation, and U.S. Attorney’s Office, and the private organizations with deemed authority, including the respective Medicare Administrative Contractors and the Commission on Office Laboratory Accreditation.  Various divisions within the Arizona Department of Health Services, Colorado Department of Public Health and Environment, and Texas Department of State Health Services may regulate hospital and facility licensing, Medicare certification surveys, laboratory certification, and radiation registrations.

expenses.  As noted in the Prospectus filed by PubCo on June 24, 2014, PubCo used the funds raised in the IPO to effectuate a reorganization (the “Reorganization Transaction”) that resulted in:

a.                                      PubCo purchasing newly-issued LLC Units in HoldCo at a purchase price per unit equal to the initial public offering price per share of Class A Common Stock less the fees and expenses associated with the IPO;

b.                                      SCP III AIV THREE-FCER Blocker Inc., a Pre-IPO Unit Holder and affiliate of the Sponsor, merging with PubCo and its stockholder, SCP III AIV THREE-FCER Conduit, L.P. (the “Merged Owner”), receiving Class A Common Stock; and

c.                                       the Pre-IPO Unit Holders, other than the Merged Owner (collectively, the “Post-IPO Unit Holders”), retaining their LLC Units, which were diluted by PubCo’s purchase of newly-issued LLC Units, and receiving Class B Common Stock (described in more detail below).

More particularly, as a result of the Reorganization Transaction, PubCo acquired 9,374,107 LLC Units in HoldCo, representing 45.6% of the economic interest in HoldCo previously owned by the Pre-IPO Unit Holders, and became the sole managing member of HoldCo with control over the business and affairs of HoldCo and its subsidiaries.  PubCo’s 45.6% economic interest in HoldCo was allocable as follows:  the investors that participated in the IPO owned 4,900,000 shares of Class A Common Stock (described below), representing 23.8% of the economic interest in HoldCo, and the Merged Owner owned 4,474,107 shares of Class A Common Stock, representing 21.8% of the economic interest in HoldCo.  The remaining LLC units, representing 54.4% of the economic interest in HoldCo, were owned by Post-IPO Unit Holders.

In connection with the IPO, PubCo authorized two classes of stock: Class A Common Stock and Class B common stock.  Holders of Class A Common Stock are entitled to, among other rights, the right to vote for each share of record on all matters submitted to a vote of stockholders, the right to receive dividends and the right to a distribution upon dissolution or liquidation of PubCo.  Holders of Class B common stock are entitled to vote on all matters submitted to a vote of stockholders but are not entitled to receive dividends or a distribution upon dissolution or liquidation of PubCo.  All outstanding shares of Class B common stock are held by Post-IPO Unit Holders who had the right to exchange their LLC Units for shares of Class A Common Stock on a one-for-one basis.

A diagram depicting the Reorganization Transaction is provided below:

Pursuant to that certain Registration Rights Agreement dated as of June 25, 2014 (the “Registration Rights Agreement”), PubCo gave certain registration rights to Pre-IPO Unit Holders that required PubCo to register securities they held, subject to certain restrictions.  The Registration Rights Agreement also granted the Pre-IPO Unit Holders the right to require PubCo to sell shares they held side by side with PubCo’s shares in any subsequent offering.

On May 11, 2015, nearly one year after the IPO, PubCo completed a secondary offering (the “May 2015 Secondary Offering”) of 1,572,296 shares of Class A common stock, at a price to the public of $63.75 per share, and received net proceeds of approximately $94.5 million, after deducting underwriting discounts, commissions, and offering expenses.  As noted in the Prospectus dated May 5, 2015, PubCo used the net proceeds from the offering to purchase, for cash, 1,572,296 LLC Units from certain Post-IPO Unit Holders.  As such, PubCo did not have the right to use these net proceeds other than to allow it to acquire a greater economic stake in HoldCo through the purchase of additional LLC Units.  As a result of the May 2015 Secondary Offering, PubCo increased its share of the LLC Units in HoldCo from 45.6% to 54.3%.  PubCo’s 54.3% economic interest in HoldCo was allocable as follows:  the investors that participated in the IPO and the May 2015 Secondary Offering owned 7,735,000 shares of Class A Common

Stock, representing 37.7% of the economic interest in HoldCo, and the Merged Owner owned 3,410,192 shares of Class A Common Stock, representing 16.6% of the economic interest in HoldCo.  The remaining LLC units, representing 45.7% of the economic interest in HoldCo, continued to be owned by Post-IPO Unit Holders.

On July 29, 2015, PubCo conducted another secondary offering (the “July 2015 Secondary Offering”) of 2,645,277 shares of Class A common stock, at a price to the public of $105.00 per share, and received net proceeds of approximately $265.9 million, after deducting underwriting discounts, commissions, and offering expenses.  PubCo used the net proceeds from the offering to purchase, for cash, 2,645,277 LLC Units from certain Post-IPO Unit Holders.  As such, PubCo did not have the right to use these net proceeds other than to allow it to acquire a greater economic stake in HoldCo through the purchase of additional LLC Units.  As a result of the July 2015 Secondary Offering, PubCo increased its share of the LLC Units in HoldCo from 54.3% to 66.7%.  PubCo’s 66.7% economic interest in HoldCo was allocable as follows:  the investors that participated in the IPO, the May 2015 Secondary Offering, and the July 2015 Offering owned 11,450,000 shares of Class A Common Stock, representing 55.8% of the economic interest in HoldCo, and the Merged Owner owned 2,238,168 shares of Class A Common Stock, representing 10.9% of the economic interest in HoldCo.  The remaining LLC units, representing 33.3% of the economic interest in HoldCo, were owned by Post-IPO Unit Holders.

Finally, PubCo completed a third secondary offering on June 2, 2016 (the “June 2016 Secondary Offering,” and, together with the May 2015 Secondary Offering and the July 2015 Offering, collectively, the “Secondary Offerings”), of 1,774,219 shares of Class A common stock, at a price to the public of $62.00 per share, and received net proceeds of approximately $107.4 million, after deducting underwriting discounts, commissions, and offering expenses.  As noted in the Prospectus Supplement dated June 2, 2016, PubCo used the net proceeds from the offering to purchase, for cash, 1,774,219 LLC Units from certain Post-IPO Unit Holders. As such, PubCo did not have the right to use these net proceeds other than to allow it to acquire a greater economic stake in HoldCo through the purchase of additional LLC Units.(8)  As a result of the June 2016 Secondary Offering, PubCo increased its share of the LLC Units in HoldCo from 66.7% to 76.3%.

As a result of the foregoing transactions, PubCo acquired a majority of the LLC Units in HoldCo and controlled the operations of the Adeptus Enterprise.  Other than its majority interest in HoldCo, PubCo does not have any other material assets and does not have any independent means of generating revenue.  This transaction structure whereby public investors hold stock in a publicly traded corporation that in turn owns interests in a partnership or limited liability company in which pre-IPO owners directly own interests is known as an “UP-C” structure.

As reflected in the organizational chart attached hereto as Exhibit C, HoldCo owns 100% of the interests in:

•                                          First Choice ER;

(8)  In fact, the funds that were received on account of the Secondary Offerings did not flow through the bank accounts of PubCo (because bank accounts have never been opened in the name of PubCo).

•                                          NMP of Arizona, which provides physician staffing for the Arizona JV (as hereinafter defined); and

•                                          NMP of Ohio, which is an entity with no current operations that was intended to provide physician staffing to the Ohio JV (as hereinafter defined) in the future.

First Choice ER, in turn, owns 100% of the interests in:

•                                          Adeptus Health Management, LLC (“Adeptus Health Management”), an entity that provides day-to-day management services to nearly all of the hospitals and FSERs within the Adeptus Enterprise;

•                                          ADPT New Orleans Management LLC, an entity that provided management services to certain FSERs wholly-owned by Ochsner Clinic Foundation, as described more fully below;

•                                          Adeptus Health Ventures LLC (“Adeptus Health Ventures”), the sole member of, among other entities, the Debtor-entities that hold membership interests in each of the joint ventures described below;

•                                          FCER Management, LLC, a legacy entity that currently has no operations;

•                                          ECC Management, LLC, an entity that is the limited partner of (i) OpFree Licensing LP, an entity that holds all the Debtors’ trademarks; and (ii) OpFree RE Investments, Ltd., an entity that owns two parcels of real property in Ohio and Texas;

•                                          OpFree, LLC, a legacy entity that currently has no operations; and

•                                          IFSEDs in Houston, San Antonio, and Austin (the “Adeptus Wholly-Owned IFSEDs”).

Adeptus Health Ventures, in turn, indirectly holds:

•                                          A 49.9% ownership interest in an operating joint venture with Dignity Health in Arizona;

•                                          A 49.9% ownership interest in an operating joint venture with the University of Colorado Health in Colorado Springs and Denver, Colorado;

•                                          A 49.0% ownership interest in an operating joint venture with Texas Health Resources in Dallas, Texas;

•                                          A 50.1% ownership interest in a non-operating joint venture with Mount Carmel Health System in Ohio;(9) and

•                                          First Texas Hospital Cy-Fair LLC and its wholly-owned HOPDs in Houston, Texas (collectively, the “Houston Market”).

The Joint Ventures and their wholly-owned HOPDs are not Debtors in these Chapter 11 Cases because, among other reasons, the Debtors do not have exclusive authority to commence Chapter 11 Cases for such entities.  Therefore, only the Debtors’ interests in such Joint Ventures are impacted under the Plan.  Although the Joint Ventures are not Debtors, they are critical components of the Adeptus Enterprise and are essential parts of the Debtors’ successful reorganization.  As discussed in greater detail herein, the Debtors are owed significant sums by the Joint Ventures. Such amounts, however, are only due and payable if and to the extent the particular Joint Venture is profitable. The Joint Ventures are not currently expected to be profitable in the near term.

2.                                      Dignity Joint Venture.

a.                                      Generally.

On October 22, 2014, First Choice ER announced its expansion into Arizona through a joint venture with Dignity Health, one of the nation’s largest healthcare systems.  In particular, Adeptus Health Phoenix Holdings LLC, a wholly-owned subsidiary of Adeptus Health Ventures, and Dignity Health formed AGH Phoenix LLC (the “Arizona JV”), in which Adeptus Health Phoenix Holdings LLC owns a 49.9% membership interest and Dignity Health owns the remaining 50.1%.

In connection with the Arizona JV, Adeptus Health Phoenix Holdings LLC and Dignity Health are parties to that certain Amended and Restated Operating Agreement of AGH Phoenix LLC, dated October 21, 2014 (the “Arizona Operating Agreement”), which dictates, among other things, the circumstances under which members may make capital contributions and loans to the Arizona JV, as well as when members are entitled to distributions.  The Arizona Operating Agreement also contemplates that Adeptus Health Management will manage the Arizona JV’s facilities, as further discussed below.

In addition to its membership interest in the Arizona JV, Adeptus Health Phoenix Holdings LLC owns 100% of the interests in ADPT-AZ MPT Holdings LLC, an entity formed to hold the real property leases for the Arizona properties with MPT, and 100% of the interests in ADPT-AZ RE Holdings LLC, an entity formed to hold the real property leases with non-MPT lessors.  Other than their respective interests in real property leases, ADPT-AZ MPT Holdings LLC and ADPT-AZ RE Holdings LLC have no other assets or liabilities.

(9)  Additionally, prior to the Petition Date, the Debtors held a 49.9% ownership interest in a non-operating joint venture with Ochsner Clinic Foundation, which as described further below, has terminated.  The joint ventures with Dignity Health, University of Colorado Health, Texas Health Resources, and Mount Carmel Health System are collectively referred to herein as the “Joint Ventures.”

The Arizona JV is the sole member of AGH Laveen LLC, which operates a full-service hospital facility located in Phoenix, Arizona doing business as “Dignity Health Arizona General Hospital.”  There are ten (10) HOPDs affiliated with Dignity Health Arizona General Hospital.

The Arizona JV is also the sole member of AGH Mesa LLC, which was formed to operate a hospital in Mesa, Arizona that will do business as “Dignity Health East Mesa Hospital.”  As of the Petition Date, Dignity Health East Mesa Hospital is being constructed and is or will soon be undergoing licensure processes.

b.                                      Certain Material Agreements.

In order to facilitate its operations and management, Adeptus Health Management and the Arizona JV are parties to that certain Management Services Agreement of AGH Phoenix LLC, dated as of October 21, 2014 (the “Arizona Management Agreement”), pursuant to which Adeptus Health Management provides day-to-day management services for the Arizona JV’s facilities, including, but not limited to, overseeing all aspects of the operations of the Arizona JV’s facilities, implementing and managing the development and expansion of the Arizona JV’s facilities, managing and providing all business functions and services (including ordering supplies and negotiating, administering, and executing agreements for professional services of physician and other non-physician personnel), providing financial operation functions (including payroll), recommending fees and charges for all services provided by the Arizona JV’s facilities, preparing annual budgets and projections, and arranging for the employment of key personnel, in accordance with provider-based billing regulations, as applicable.  In exchange for such management services, Adeptus Health Management is entitled to a management fee in the amount of eight percent (8%) of Net Revenues (as such term is defined in the Arizona Management Agreement) of the Arizona JV, as well as reimbursement of certain expenses.

Additionally, the Arizona JV and Dignity Health are parties to that certain Support Services Agreement, dated October 21, 2014 (the “Arizona Support Services Agreement”), pursuant to which Dignity Health provides certain administrative and support services to the Arizona JV’s facilities, such as negotiating managed care agreements.  Dignity Health is paid certain fees for such services, as specified in the Arizona Support Services Agreement.

In order to provide for physician staffing at the Arizona JV’s facilities, Dignity Health Arizona General Hospital and NMP of Arizona have entered into that certain Services Agreement for Emergency Department Coverage, dated December 1, 2014 (the “Arizona ED Coverage Agreement”).  Pursuant to the Arizona ED Coverage Agreement, NMP of Arizona provides Dignity Health Arizona General Hospital and its affiliated HOPDs with fully-licensed and qualified physicians and a medical director, in accordance with provider-based billing regulations, as applicable.

Finally, pursuant to a Trademark License Agreement, dated October 21, 2014, the Arizona JV contracts with Dignity Health for the use of certain of Dignity Health’s trademarks.

c.                                       Certain Prepetition Transactions.

Prior to February 2017, Adeptus Health Phoenix Holdings, LLC made advances in excess of $12.0 million to the Arizona JV for working capital and other purposes.  In February 2017,

$6.0 million of amounts previously advanced by Adeptus Health Phoenix Holdings, LLC to the Arizona JV were converted to a loan (the “2017 Arizona Loan”).  In addition, in February 2017, Dignity Health made a loan to the Arizona JV in an amount equal to $6.0 million, the proceeds of which were used to repay $6.0 million of outstanding and pre-existing obligations owed to Adeptus Health Phoenix Holdings LLC (the “2017 Dignity Arizona Loan”).  In addition, each of Adeptus Health Phoenix Holdings, LLC and Dignity Health made a commitment, subject to certain conditions, to loan an additional $6.0 million to the Arizona JV.

Pursuant to that certain Intercreditor and Subordination Agreement dated February 10, 2017 between the Arizona JV, Adeptus Health Phoenix Holdings LLC, and Dignity Health, the parties agreed that all obligations of the Arizona JV to Adeptus Health Phoenix Holdings, LLC under the 2017 Arizona Loan would be subordinated to the obligations of the Arizona JV to Dignity Health under the 2017 Dignity Arizona Loan.  As a result, the 2017 Arizona Loan in the outstanding principal amount equal to $6.0 million and the 2017 Dignity Arizona Loan in the outstanding principal amount equal to $6.0 million are outstanding.

Additionally, as of February 28, 2017, the Arizona JV owed a total aggregate amount of approximately $37.87 million to (i) Adeptus Health Management on account of accrued management fees and disbursements for expenses made on behalf of the Arizona JV and (ii) NMP of Arizona on account of physician subsidies.

In 2016, the Arizona JV generated approximately $46.6 million in revenue.

d.                                      Postpetition Negotiations.

Since the Petition Date, the Debtors and Dignity Health have engaged in extensive negotiations, in an attempt to restructure the Arizona JV.  Dignity Health has recently informed the Debtors that it wishes to purchase the membership interest that Adeptus Health Phoenix Holdings LLC owns in the Arizona JV.  The parties currently do not have an agreement regarding the restructuring of the Arizona JV, but if an agreement is reached soon, such agreement (which may include this buyout option or a buyout of Dignity Health’s membership interest in the Arizona JV by Adeptus Health Phoenix Holdings LLC) will be included in the Plan Supplement.  Otherwise, to the extent that it has not been terminated for cause by the Debtors (for the Arizona JV’s failure to pay accrued management fees and disbursements for expenses made by Adeptus Health Phoenix Holdings LLC on behalf of the Arizona JV), the Debtors intend to assume the Arizona Operating Agreement and all related agreements and will reserve all of their related rights after the consummation of the Plan.

3.                                      UCHealth Joint Venture.

a.                                      Generally.

On April 21, 2015, Adeptus announced a joint venture with University of Colorado Health to operate facilities in Colorado Springs and Denver, Colorado.  In particular, Adeptus Health Colorado Holdings LLC, a wholly-owned subsidiary of Adeptus Health Ventures, and University of Colorado Health formed UCHealth Partners LLC (the “Colorado JV”), in which Adeptus Health Colorado Holdings LLC owns a 49.9% membership interest and University of Colorado Health owns the remaining 50.1%.

In connection with the Colorado JV, Adeptus Health Colorado Holdings LLC and University of Colorado Health are parties to that certain Second Amended and Restated Operating Agreement of UCHealth Partners LLC, dated February 1, 2017 (the “Colorado Operating Agreement”), which dictates, among other things, the circumstances under which members may make capital contributions and loans to the Colorado JV, as well as when members are entitled to distributions.  Pursuant to the Colorado Operating Agreement, Adeptus Health Colorado Holdings LLC is entitled to a preferred distribution in the amount of $9.2 million per year.

The Colorado Operating Agreement also contemplates that Adeptus Health Management will manage the Colorado JV’s HOPDs and that University of Colorado Health will manage the Colorado JV’s hospital facilities, as further discussed below.

In addition to its interests in the Colorado JV, Adeptus Health Colorado Holdings LLC owns 100% of the interests in ADPT-CO MPT Holdings LLC, an entity formed to hold real property leases for the Colorado properties with MPT, and 100% of the interests in ADPT-CO RE Holdings LLC, an entity formed to hold real property leases with non-MPT lessors.  Other than their respective interests in real property leases, ADPT-CO MPT Holdings LLC and ADPT-CO RE Holdings LLC have no other assets or liabilities.

The Colorado JV is the sole member of UCHealth Colorado Springs Hospital LLC, which operates a full service hospital facility located in Colorado Springs, Colorado doing business as “UCHealth Grandview Hospital.”  There are four (4) active HOPDs that are affiliated with UCHealth Grandview Hospital.

The Colorado JV is also the sole member of UCHealth Broomfield Hospital LLC, which operates a full service hospital facility located in Denver, Colorado doing business as “UCHealth Broomfield Hospital.”  There are thirteen (13) active HOPDs that are owned by and affiliated with UCHealth Broomfield Hospital.

b.                                      Certain Material Agreements.

In order to facilitate the operations and management of the HOPDs, Adeptus Health Management and the Colorado JV entered into that certain Amended and Restated ER Facilities Management Services Agreement, dated February 1, 2017 (the “Colorado ER Management Agreement”), pursuant to which Adeptus Health Management provides day-to-day management services for the Colorado JV’s HOPDs, including, but not limited to, overseeing all aspects of the operations of the Colorado JV’s HOPDs, implementing and managing the development and expansion of the Colorado JV’s HOPDs, managing and providing all business functions and services (including ordering supplies and negotiating, administering, and executing agreements for professional services of physician and other non-physician personnel), providing financial operation functions (including payroll), recommending fees and charges for all services provided by the Colorado JV’s HOPDs, preparing annual budgets and projections, and arranging for the employment of key personnel, in accordance with provider-based billing regulations, as applicable.  In exchange for such management services, Adeptus Health Management is entitled to a management fee in the amount of eight percent (8%) of Net Revenues (as such term is defined in the Colorado ER Management Agreement) of the Colorado JV’s HOPDs, as well as reimbursement of certain expenses.

In order to facilitate the operations and management of its hospital facilities, University of Colorado Health and the Colorado JV entered into the Hospital Facilities Management Services Agreement, dated February 1, 2017 (the “Colorado Hospital Management Agreement”), pursuant to which University of Colorado Health provides certain management services to the Colorado JV’s hospitals, in accordance with provider-based billing regulations, as applicable.  In exchange for such management services, University of Colorado Health is entitled to a management fee in the amount of eight percent (8%) of Net Revenues (as such term is defined in the Colorado Hospital Management Agreement) of the Colorado JV’s hospital facilities, as well as reimbursement of certain expenses.

Additionally, the Colorado JV and University of Colorado Health have entered into that certain Support Services Agreement, dated April 20, 2015, pursuant to which University of Colorado Health provides certain administrative and support services to the Colorado JV’s facilities, such as negotiating managed care agreements and providing certain billing and collection services.  University of Colorado Health is paid certain fees for such services, as specified in the Support Services Agreement.

In addition, the Colorado JV, UCHealth Grandview Hospital, and UCHealth Broomfield Hospital have each entered into that certain Services Agreement for Emergency Department Coverage, dated April 20, 2015, with NMP of Colorado.  Pursuant to these agreements, NMP of Colorado provides the Colorado JV with physicians and a medical director, in accordance with provider-based billing regulations, as applicable.

Finally, pursuant to a Trademark License Agreement, dated April 20, 2015, the Colorado JV contracts with University of Colorado Health for the use of certain of University of Colorado Health’s trademarks.

On March 7, 2017 and March 31, 2017, University of Colorado Health sent Adeptus Health Management letters alleging that Adeptus Health Management breached, among other agreements, the Colorado ER Management Agreement by failing to devote necessary time and talents to the management of the Colorado JV.  Adeptus Health Management disputes such allegations.

c.                                       Certain Prepetition Transactions.

During 2016, the following transactions occurred:

•                                          Adeptus Health Colorado Holdings LLC made a series of cash advances to the Colorado JV in the aggregate amount of $12,624,700;

•                                          Adeptus Health Colorado Holdings LLC made a series of cash advances to the Colorado JV in the aggregate amount of $8,491,016 on behalf of University of Colorado Health (the “Inter-Partner Loan Amount”); and

•                                          University of Colorado Health provided certain services to the Colorado JV in the aggregate amount of $4,184,284.

In December 2016, the Colorado JV made a capital call in the amount of $25,300,000.  In connection therewith, Adeptus Health Colorado Holdings LLC made a capital contribution to the Colorado JV for $12,624,700 through a conversion of the cash advances made during 2016, and University of Colorado Health made a capital contribution for $12,675,300.  The contribution made by University of Colorado Health included $8,491,016 in cash (to repay the Inter-Partner Loan Amount) and $4,184,284 in the form of an account receivable that the Colorado JV owed to University of Colorado Health for services provided through October 30, 2016.

In February 2017, the Colorado JV made a capital call in the amount of $6,746,500.00.  In connection therewith, Adeptus Health Colorado Holdings LLC made a capital contribution to the Colorado JV for $3,366,504.00 in cash (through an inter-company transfer), and University of Colorado Health made a capital contribution for $3,379,996.00 (which included $920,817 in cash and $2,459,179.00 in the form of an account receivable that the Colorado JV owed to University of Colorado Health for services provided through December 31, 2016).  In December 2016 and February 2017, Adeptus Health Colorado Holdings LLC acknowledged that it is obligated to make an additional capital contribution to the Colorado JV in an amount equal to $11.0 million; however, this capital contribution has not made as of the Petition Date.

Additionally, as of February 28, 2017, the Colorado JV owed a total aggregate amount of approximately $7.14 million to (i) Adeptus Health Management on account of accrued management fees and (ii) NMP of Colorado on account of physician subsidies.

In 2016, the Colorado JV generated approximately $68.3 million in revenue.

d.                                      Postpetition Negotiations.

Since the Petition Date, the Debtors and University of Colorado Health have engaged in extensive negotiations, in an attempt to restructure the Colorado JV.  University of Colorado Health has recently informed the Debtors that it wishes to purchase the membership interest that Adeptus Health Colorado Holdings LLC owns in the Colorado JV.  The parties currently do not have an agreement regarding the restructuring of the Colorado JV, but if an agreement is reached soon, such agreement (which may include this buyout option or a buyout of University of Colorado Health’s membership interest in the Colorado JV by Adeptus Health Colorado Holdings LLC) will be included in the Plan Supplement.  Otherwise, to the extent that it has not been terminated for cause by the Debtors (for the Colorado JV’s failure to pay accrued management fees and disbursements for expenses made by Adeptus Health Colorado Holdings LLC on behalf of the Colorado JV), the Debtors intend to assume the Colorado Operating Agreement and all related agreements and will reserve all of their related rights after the consummation of the Plan.

4.                                      THR Joint Venture.

a.                                      Generally.

On or around May 10, 2016, First Choice ER announced a joint venture with Texas Health Resources to operate facilities in the Dallas-Ft. Worth area of Texas.  In particular, ADPT DFW Holdings LLC, a wholly-owned subsidiary of Adeptus Health Ventures, and Texas Health Resources formed FTH DFW Partners, LLC (the “Texas JV”), in which ADPT DFW Holdings LLC owns 49% of the membership interest and Texas Health Resources owns the remaining 51%.

In connection with the Texas JV, ADPT DFW Holdings LLC and Texas Health Resources are parties to that certain Amended and Restated Operating Agreement of FTH DFW Partners LLC, dated May 10, 2016 (the “Texas Operating Agreement”), which dictates, among other things, the circumstances under which members may make capital contributions and loans to the Texas JV, as well as when members are entitled to distributions.  The Texas Operating Agreement also contemplates that Adeptus Health Management will manage the Texas JV’s facilities, as further discussed below.  Pursuant to the Texas Operating Agreement, ADPT DFW Holdings LLC is entitled to a preferred distribution in an amount equal to $10.25 million that is due and payable at the end of each calendar quarter.

In addition to its membership interest in the Texas JV, ADPT DFW Holdings LLC owns 100% of the interests in ADPT-DFW MPT Holdings LLC, an entity formed to hold real property leases for the Dallas-Ft. Worth properties with MPT, and 100% of the interests in ADPT-DFW RE Holdings LLC, an entity formed to hold real property leases with non-MPT lessors.  Other than their respective interests in real property leases, ADPT-DFW MPT Holdings LLC and ADPT-DFW RE Holdings LLC have no other assets or liabilities.

The Texas JV is the sole member of First Texas Hospital Carrollton LLC, which operates a full service hospital facility located in Carrollton, Texas doing business as “Texas Health Hospital.”  There are thirty (30) active HOPDs that are owned by and affiliated with Texas Health Hospital.

b.                                      Certain Material Agreements.

In order to facilitate its operations and management, Adeptus Health Management and the Texas JV are parties to that certain Management Services Agreement, dated May 10, 2016, pursuant to which Adeptus Health Management provides day-to-day management services for the Texas JV’s facilities, such as overseeing all aspects of the operations of the Texas JV’s facilities, implementing and managing the development and expansion of the Texas JV’s facilities, managing and providing all business functions and services (including ordering supplies and negotiating, administering, and executing agreements for professional services of physician and other non-physician personnel), providing financial operation functions (including payroll), preparing annual budgets and projections, and arranging for the employment of the CEO and Chief Nursing Officer, among other personnel, in accordance with provider-based billing regulations, as applicable.  In exchange for such management services, for each fiscal year, in addition to reimbursement for certain expenses, Adeptus Health Management is paid (a)

eight percent (8%) of net revenues not attributable to acute care hospitals (up to $150.0 million), (b) six percent (6%) of any of net revenues not attributable to acute care hospitals that are in excess of $150.0 million, and (c) four percent (4%) of net revenues attributable to acute care hospitals.

Additionally, the Texas JV and Texas Health Resources have entered into that certain Support Services Agreement, dated May 10, 2016, pursuant to which Texas Health Resources provides certain administrative and support services to the Texas JV’s facilities, such as negotiating managed care agreements and providing fee schedules.  Texas Health Resources is paid certain fees for such services, as specified in the Support Services Agreement.

In addition, Texas Health Hospital and NMP of Texas are parties to that certain Services Agreement for Emergency Department Coverage, dated May 10, 2016, pursuant to which NMP of Texas provides Texas Health Hospital with physicians and a medical director, in accordance with provider-based billing regulations, as applicable.

Finally, pursuant to a Trademark License Agreement dated May 10, 2016, the Texas JV contracts with Texas Health Resources for the use of certain of Texas Health Resources’ trademarks.

c.                                       Certain Prepetition Transactions.

Prior to February 2017, ADPT DFW Holdings LLC or one of its affiliates, incurred expenses for signage on behalf of the Texas JV in an amount equal to $3,684,206.01.  Of the total amount, (i) $2,752,482.89 was treated as a loan from ADPT DFW Holdings LLC to the Texas JV (the “Signage Loan”) and (ii) $931,723.12 was treated as a loan from Texas Health Resources to the Texas JV to pay for an advertising campaign (the “Advertising Loan”).  Based on the ownership percentages of the Texas JV, there was a $947,221.65 deficit between the Advertising Loan and the 51% proportionate share of the costs.

In February 2017, a portion of the Signage Loan in an amount equal to $1,805,260.94 was converted from a loan to a capital contribution for the Texas JV, and all of the Advertising Loan was converted from a loan to a capital contribution for the Texas JV.  Additionally, in February 2017, Texas Health Resources made an additional capital contribution to the Texas JV in an amount equal to $947,221.95, the proceeds of which were used by the Texas JV to repay the outstanding portion of the Signage Loan.

Prior to February 2017, ADPT DFW Holdings LLC made advances in excess of $10.0 million to the Texas JV for working capital and other purposes.  In February 2017, $5.0 million of amounts previously advanced by ADPT DFW Holdings LLC to the Texas JV were converted to a loan.  In addition, in February 2017, Texas Health Resources made a loan to the Texas JV in an amount equal to $5.0 million, the proceeds of which were used to repay $5.0 million of outstanding and pre-existing obligations owed to ADPT DFW Holdings LLC.

As of February 28, 2017, the Texas JV owed a total aggregate amount of approximately $49.97 million to (i) Adeptus Health Management on account of accrued management fees and disbursements for expenses made on behalf of the Texas JV and (ii) NMP of Texas on account of physician subsidies.

In 2016, the Texas JV generated approximately $83.3 million in revenue.

d.                                      Postpetition Negotiations.

Since the Petition Date, the Debtors and Texas Health Resources have engaged in extensive negotiations, in an attempt to restructure the Texas JV.  Texas Health Resources has recently informed the Debtors that it wishes to convert to a partnership model.  The parties currently do not have an agreement regarding the restructuring of the Texas JV, but if an agreement is reached soon, such agreement (which may include this partnership option) will be included in the Plan Supplement.  Otherwise, to the extent that it has not been terminated for cause by the Debtors for the Texas JV’s failure to pay accrued management fees and disbursements for expenses made by ADPT DFW Holdings LLC on behalf of the Texas JV, the Debtors intend to assume the Texas Operating Agreement (and all related agreements) and will reserve all of their related rights after the consummation of the Plan.

5.                                      Mount Carmel Joint Venture.

a.                                      Generally.

In February 2016, the Adeptus Enterprise announced its expansion into Ohio through a partnership with Mount Carmel Health System.  In particular, ADPT Columbus Holdings LLC, a wholly-owned owned subsidiary of Adeptus Health Ventures, and Mount Carmel Health System formed Mount Carmel EHN LLC (the “Ohio JV”), in which ADPT Columbus Holdings LLC owns 50.1% of the membership interest and Mount Carmel Health System owns the remaining 49.9%.  The Ohio JV was formed for the purpose of constructing a hospital and affiliated HOPDs.  As of the Petition Date, however, the Ohio JV has yet to break ground on the construction of either its hospital or HOPDs.  The Debtors wish to terminate the Ohio JV, and therefore, under the Plan, ADPT Columbus Holdings LLC will be dissolved, and agreements that solely relate to the Ohio JV will be rejected, except to the extent that any such agreements would be beneficial to the Debtors after the consummation of the Plan.(10)

In connection with the Ohio JV, ADPT Columbus Holdings LLC and Mount Carmel Health System are parties to that certain Operating Agreement, dated February 3, 2016 (the “Ohio Operating Agreement”), which dictates, among other things, the circumstances under which members may make capital contributions and loans to the Ohio JV.  The Ohio Operating Agreement also contemplates that Adeptus Health Management will manage the Ohio JV’s facilities, as further discussed below.  Pursuant to the Ohio Operating Agreement, HoldCo unconditionally and irrevocably guaranteed to the Ohio JV and Mount Carmel Health System the performance of the obligations of ADPT Columbus Holdings LLC under the Ohio Operating Agreement and certain related transactions.

In addition to its membership interest in the Ohio JV, ADPT Columbus Holdings LLC owns 100% of the interests in ADPT-Columbus MPT Holdings LLC, an entity formed to hold

(10)  The Debtors have already begun liquidating assets relating to the Ohio JV, and on July 7, 2017, they filed their Motion of Debtors for Approval of Purchase Agreement, to seek approval to sell certain real property located in Columbus, Ohio, which is owned by OpFree RE Investments, Ltd. (one of the Debtors).  The purchase price under this transaction is $3.0 million.

real property leases for the Ohio properties with MPT, and 100% of the interests in ADPT-Columbus RE Holdings LLC, an entity formed to hold real property leases with non-MPT lessors.  Other than their respective interests in real property leases, ADPT-Columbus MPT Holdings LLC and ADPT-Columbus Holdings LLC have no other assets or liabilities.

b.                                      Certain Material Agreements.

The Ohio JV does not currently operate any facilities.  However, Adeptus Health Management and the Ohio JV are parties to that certain Management Services Agreement of Mount Carmel EHN LLC, dated as of February 3, 2016 (the “Ohio Management Agreement”), pursuant to which Adeptus Health Management agreed to provide day-to-day management services for the Ohio JV’s facilities, such as implementing all aspects of the operations of the Ohio JV’s facilities, implementing and overseeing development and expansion of the Ohio JV’s facilities, managing and providing all business functions and services (including ordering supplies and negotiating, administering, and executing agreements for professional services of physician and other non-physician personnel), providing financial operation functions (including payroll), preparing annual budgets and projections, and arranging for the employment of the CEO and Chief Nursing Officer, among other personnel, in accordance with provider-based billing regulations, as applicable.  In exchange for such management services, Adeptus Health Management is entitled to a management fee in the amount of eight percent (8%) of Net Revenues (as such term is defined in the Ohio Management Agreement) of the Ohio JV, as well as reimbursement of certain expenses.

Additionally, the Ohio JV and Mount Carmel Health System have entered into that certain Support Services Agreement of Mount Carmel EHN, LLC, dated February 3, 2016 (the “Ohio Support Services Agreement”), pursuant to which Mount Carmel Health System agreed to provide certain administrative and support services to the Ohio JV’s facilities, such as managed care contracting services.  The Ohio JV is entitled to certain fees for such anticipated services, as specified in the Ohio Support Services Agreement.

In addition, the Ohio JV and NMP of Ohio have entered into a Services Agreement for Emergency Department Coverage, dated February 3, 2016.  Pursuant to the Services Agreement for Emergency Department Coverage, NMP of Ohio will provide the Ohio JV with physicians and a medical director, in accordance with provider-based billing regulations, as applicable.

Finally, pursuant to a Trademark License Agreement, dated February 3, 2016, the Ohio JV contracts with Mount Carmel Health System for the use of certain of Mount Carmel Health System’s trademarks.

6.                                      Ochsner Joint Venture.

In September 2015, Adeptus announced the formation of a partnership with New Orleans-based Ochsner Health System to operate facilities in Louisiana.  In particular, ADPT New Orleans Holdings LLC, a wholly-owned subsidiary of Adeptus Health Ventures, and Ochsner Clinic Foundation formed Ochsner Health Partners LLC (the “Louisiana JV”), in which ADPT New Orleans Holdings LLC owned 49.9% and Ochsner Health System owned the remaining 50.1%.  As discussed further below, Ochsner Clinic Foundation currently owns 100% of Ochsner Health Partners LLC.

In addition to its interests in the Louisiana JV, ADPT New Orleans Holdings LLC owns 100% of the interests in ADPT-LA MPT Holdings LLC, an entity formed to hold leases for the Louisiana properties with MPT (the “Louisiana MPT Properties”), and 100% of the interests in ADPT-LA RE Holdings LLC, an entity formed to hold leases with non-MPT lessors.  Other than their respective interests in real property leases, ADPT-LA MPT Holdings LLC and ADPT-LA RE Holdings LLC have no other assets or liabilities.  The Louisiana JV does not currently own any operating facilities.  However, the Louisiana JV owns 100% of the interests in Ochsner Health Partners Hospital LLC, an entity that was originally formed to operate a hospital.

In connection with the formation of the Louisiana JV, ADPT New Orleans Holdings LLC and Ochsner Health System entered into an operating agreement governing their rights and obligations.  Pursuant to the Limited Liability Company Agreement of Ochsner Health Partners, LLC, dated September 1, 2016 (the “Ochsner Operating Agreement”), First Choice ER unconditionally and irrevocably guaranteed to the Louisiana JV and Ochsner Health System the performance of the obligations of ADPT New Orleans Holdings LLC under the Ochsner Operating Agreement and certain related transactions.

Prior to the Petition Date, First Choice ER, ADPT New Orleans Management LLC, Ochsner Clinic Foundation, and Ochsner Medical Center-Kenner, L.L.C. were also parties to that certain Partner Services Agreement, dated October 11, 2016 (the “Partner Services Agreement”), pursuant to which ADPT New Orleans Management LLC provided certain management services to facilities that are wholly-owned by Ochsner Clinic Foundation.  In exchange for such services, ADPT New Orleans Management LLC was entitled to certain fees, as described in the Partner Services Agreement.  Additionally, NMP of Louisiana provided medical personnel to facilities that are wholly-owned by Ochsner Clinic Foundation.  Additionally, in contemplation of its operations, the Louisiana JV negotiated several agreements with entities within the Adeptus Enterprise (the “Louisiana JV Agreements”) but have terminated such agreements in connection with the termination of the joint venture relationship described below.  Finally, the real property for certain facilities that were wholly-owned by Ochsner Clinic Foundation were leased by ADPT-LA MPT Holdings LLC under the 2014 Master Lease (the “Louisiana MPT Properties”).

On March 30, 2017, Ochsner Clinic Foundation, Ochsner Medical Center — Kenner, L.L.C., ADPT New Orleans Management LLC, First Choice ER, LLC, ADPT New Orleans Holdings LLC, Adeptus Health Management, the Louisiana JV, ADPT-LA MPT Holdings LLC and NMP of Louisiana entered into that certain Termination Agreement (the “Termination Agreement”).  Pursuant to the Termination Agreement, ADPT New Orleans Holdings LLC agreed to transfer its interests in the Louisiana JV to Ochsner Clinic Foundation.  The parties further agreed to terminate the Partner Services Agreement and the Louisiana JV Agreements, provided that ADPT New Orleans Management LLC will use efforts and take certain other actions to provide for a transition.  The parties also agreed that Ochsner Medical Center — Kenner, L.L.C. would pay rents to MPT for the Louisiana MPT Properties (or reimburse ADPT-LA MPT Holdings for the rent) and use commercially reasonable efforts to enter into direct agreements directly with MPT for those properties.  Finally, the parties agreed that NMP of Louisiana would provide certain services to the Louisiana JV pursuant to a separate agreement to be entered into at a later date.  On March 31, 2017, MPT agreed to sever the Louisiana MPT Properties from the 2014 Master Lease (as hereinafter defined) and to lease the Louisiana MPT Properties directly to Ocshner Health System.

As of the Petition Date and pursuant to the Termination Agreement, the Debtors received $1.2 million from Ochsner Clinic Foundation representing the estimated amount owed to ADPT New Orleans Management LLC under the Partner Services Agreement as of February 28, 2017.  The Termination Agreement provides that additional amounts owed under the Partner Services Agreement will be reconciled within sixty (60) days following the date of the Termination Agreement, and the parties are still in the process of completing this reconciliation.  Under the Plan, ADPT New Orleans Holdings LLC will be dissolved, and agreements that solely relate to the Louisiana JV will be rejected, except to the extent that any such agreements would be beneficial to the Debtors after the consummation of the Plan

7.                                      Houston Market.

In addition to the facilities owned and operated through the Joint Ventures, the Adeptus Enterprise includes a fully-licensed and operational hospital and affiliated HOPDs that are wholly-owned and operated by the Debtors.

In particular, Adeptus Health Ventures owns 100% of the interests in FTH Houston Partners LLC, which in turn owns 100% of the interests in First Texas Hospital Cy-Fair LLC, which operates as First Texas Hospital in Houston, Texas.  First Texas Hospital Cy-Fair LLC, in turn, owns 100% of the interests, and is the hospital-affiliate, of twenty-three (23) HOPDs.

In addition to its interests in First Texas Hospital Cy-Fair LLC, FTH Houston Partners LLC owns 100% of the interests in ADPT-Houston MPT Holdings LLC, an entity formed to hold leases for the Houston properties with MPT, and 100% of the interests in ADPT-Houston RE Holdings LLC, an entity formed to hold the leases with non-MPT lessors.

In 2016, the Houston Market generated approximately $107.4 million in revenue.

8.                                      Adeptus Wholly-Owned IFSEDs.

Finally, the Adeptus Enterprise also includes the following:

a.                                      Six IFSEDs in the Houston area that are owned and operated by wholly-owned subsidiaries of First Choice ER; and

b.                                      Twelve IFSEDs in the Austin and San Antonio areas that are owned and operated by wholly-owned subsidiaries of First Choice ER.

Each of the foregoing wholly-owned IFSEDs operate independently and are not affiliated with a hospital nor related to any of the Joint Ventures.

In 2016, the Adeptus Wholly-Owned IFSEDs generated approximately $79.1 million in revenue.(11)

C.                                    Leasehold Obligations.

1.                                      Master Funding and Lease Agreements with MPT.

As described in greater detail below, entities within the Adeptus Enterprise are parties to certain funding and lease agreements with MPT (the “MPT Agreements”).  Pursuant to the MPT Agreements, MPT acquires parcels of land, funds the ground-up construction of new facilities, and leases the facilities to entities in the Adeptus Enterprise upon completion of construction.  A brief description of each of the MPT Agreements is provided below.  On a monthly basis, the Adeptus Enterprise pays MPT approximately $3.4 million on account of its obligations under the MPT Agreements.  As will be discussed in greater detail herein, the Debtors intend to assume the MPT Agreements and to pay to MPT all Cure Amounts due and owing thereunder on the Effective Date.

a.                                      The 2013 Master Funding and Lease Agreements.

On June 11, 2013, MPT and First Choice ER entered into that certain Master Funding and Development Agreement (the “2013 Master Funding Agreement”), pursuant to which MPT agreed to, among other things, finance the acquisition and development of up to 25 facilities for First Choice ER with an aggregate funding obligation of $100.0 million.  Specifically, the 2013 Master Funding Agreement contemplates that, after acquiring certain properties, MPT will include those properties under the 2013 Master Lease (as hereinafter defined), fund the construction of FSERs thereon, and lease the facilities to First Choice ER or its affiliates.

In connection with the 2013 Master Funding Agreement, MPT of Little Elm FCER, LLC, an affiliate of MPT, and Little ELM FM 423 Medical Center, LLC, an affiliate of First Choice ER, entered into that certain Master Lease Agreement, dated August 29, 2013 (the “2013 Master Lease”).  The 2013 Master Lease contemplates that, as additional facilities are constructed under the 2013 Master Funding Agreement, those facilities will be subject to the provisions of the 2013 Master Lease.  As of the Petition Date, certain of the Debtors are parties to, and twelve (12) facilities in Texas are subject to, the 2013 Master Lease.

As a condition to the 2013 Master Funding Agreement and the 2013 Master Lease, First Choice ER guaranteed all obligations, duties, and liabilities of its affiliates under the 2013 Master Lease, as well as certain cost overruns in connection with the construction and development of certain facilities.

b.                                      The 2014 Master Funding and Lease Agreements.

On July 29, 2014, MPT entered into that certain Master Funding and Development Agreement with HoldCo (the “2014 Master Funding Agreement”), pursuant to which MPT agreed to, among other things, finance the acquisition and development of facilities for HoldCo with an aggregate funding obligation of $400.0 million.

(11)  This estimate excludes revenues from facilities that were contributed to the Texas JV in mid-2016.

In connection with the 2014 Master Funding Agreement, MPT Summerwood FCER, LLC, an affiliate of MPT, and Summerwood Medical Center, LLC, an affiliate of HoldCo, entered into that certain Master Lease Agreement, dated September 26, 2014 (the “2014 Master Lease”).  As with the 2013 Master Lease, it was intended that additional facilities would be added to the 2014 Master Lease as they were completed.  As of the Petition Date, certain of the Debtors are parties to the 2014 Master Lease.  There are thirty-two (32) facilities subject to the 2014 Master Lease.

As a condition to the 2014 Master Funding Agreement and 2014 Master Lease, HoldCo guaranteed all obligations, duties, and liabilities of its affiliates under the 2014 Master Lease, as well as certain cost overruns in connection with the construction and development of certain facilities.

c.                                       The Colorado Master Lease and Sublease.

In 2015, MPT and certain of the Debtors agreed to remove the properties located in Colorado that were the subject of the 2013 Master Lease and 2014 Master Lease and make them the subject of a separate master lease agreement.  Accordingly, on April 20, 2015, certain affiliates of MPT, namely MPT Aurora FCER, LLC, MPT of Denver 48th FCER, LLC, MPT of Firestone FCER, LLC, MPT of Broomfield FCER, LLC, MPT of North Gate FCER, LLC, MPT of Thornton FCER, LLC, MPT of Fountain FCER, LLC, and MPT of Commerce City FCER, LLC, entered into that certain Master Lease Agreement (the “Colorado Master Lease”) with ADPT-CO MPT Holdings LLC, an affiliate of First Choice ER, in connection with the Colorado JV.

In accordance with the provisions of the Colorado Master Lease, ADPT-CO MPT Holdings LLC subleased the properties subject to the Colorado Master Lease to the following entities that are wholly-owned by the Colorado JV:  Firestone Medical Center LLC, Broomfield Huron Medical Center LLC, Colorado Springs Meadowgrass Medical Center LLC, Fountain Medical Center LLC, Commerce City Medical Center LLC, Thornton 136th Medical Center LLC, Green Valley Medical Center LLC, North Aurora Medical Center LLC, Parker-Lincoln Medical Center LLC, Horizon Park Medical Center LLC, and UCHealth Broomfield Hospital LLC (collectively, the “Sublessees”) pursuant to that certain Master Sublease Agreement dated April 20, 2015 (the “Colorado Master Sublease”).  The Sublessees, in turn, have assigned their interest under the Colorado Master Sublease to UCHealth Colorado Springs LLC and UCHealth Broomfield LLC, respectively.  There are eleven (11) facilities subject to the Colorado Master Lease.

HoldCo is a guarantor under the Colorado Master Lease.

2.                                      Lease Agreements with Non-MPT Lessors.

Certain of the Debtors are lessees under individual leases (the “Non-MPT Leases”) with other landlords (the “Non-MPT Lessors”).  The major Non-MPT Lessors include, among other entities, affiliates of Elmtree Fund, Leon Capital Group, Verdad Real Estate, and a joint venture between IRA Capital and PM Realty Group.  The Non-MPT Leases relate to 62 active facilities.

On a monthly basis, the Adeptus Enterprise pays the Non-MPT Lessors approximately $2.7 million on account of its obligations under the Non-MPT Leases.

D.                                    Tax Receivable Agreement.

On June 25, 2014, in connection with PubCo’s IPO, PubCo entered into a tax receivable agreement (the “TRA”) with the Post-IPO Unit Holders and the Merged Owner (collectively, the “TRA Counterparties”) that provides for the payment from time to time by PubCo to the TRA Counterparties of 85% of the amount of the benefits, if any, that PubCo is deemed to realize as a result of increases in tax basis and certain other tax benefits related to PubCo’s acquisition of HoldCo LLC Units and the exchange of LLC Units for Class A Common Stock by the TRA Counterparties from time to time, including tax benefits attributable to payments under the TRA.  These payment obligations are obligations of PubCo; however, payments to the TRA Counterparties were only required to be paid as these tax benefits were actually realized by PubCo.  For purposes of the TRA, the benefit deemed realized by PubCo in a taxable year of PubCo was computed by comparing its actual income tax liability for such year to the amount of such taxes that PubCo would have been required to pay for such year (calculated with certain assumptions) had there been no increase to the tax basis of HoldCo’s assets as a result of PubCo’s acquisition of HoldCo LLC units and had PubCo not entered into the TRA.  The step-up in basis depends on the fair market value of the HoldCo LLC units when the units were acquired (or deemed to be acquired) by PubCo.

As of December 31, 2016, PubCo has recorded an estimated payable of $237.9 million for future amounts that are projected to be owed under the TRA in the event that PubCo realized tax savings in accordance with the TRA.  PubCo and each of the Debtors reserve all rights, objections, and defenses to any claims asserted under, related to, or in connection with the TRA and reserve the right to enforce all subordination provisions of the TRA.(12)

III.                              The Debtors’ Prepetition Capital Structure.

A.                                    Generally.

In order to obtain funding for, among other things, the development and working capital needs of the Adeptus Enterprise, First Choice ER entered into that certain Credit Agreement, dated October 6, 2015, (as amended, modified, or supplemented from time to time, the “Prepetition Credit Agreement”) with Bank of America, N.A., as administrative agent and lender (“Bank of America” or “Administrative Agent”), and Bank of Montreal, Suntrust Bank, Regions Bank, Fifth Third Bank, Raymond James Bank, N.A., Legacy Texas Bank, and Goldman Sachs Bank USA, as lenders (collectively with the Administrative Agent, the “Bank Lenders”).  As discussed below, the Deerfield Lenders are now the lenders under the Prepetition Credit Agreement.

As security for the payment of First Choice ER’s obligations under the Prepetition Credit Agreement, HoldCo and certain of First Choice ER’s subsidiaries jointly and severally guaranteed the obligations thereunder (the “Guarantors” and together with First Choice ER and

(12)  The TRA provides that “Tax Benefit Payments” and “Early Termination Payments” are subordinate and junior in right of payment to indebtedness for borrowed money of PubCo and its subsidiaries.

HoldCo, the “Loan Parties”).(13)  Additionally, the Loan Parties pledged first priority liens in (a) 100% of the equity interests in First Choice ER and its subsidiaries;(14) and (b) all property of the Loan Parties (other than Excluded Property(15)), subject to certain restrictions.  PubCo was not one of the Loan Parties, but to the extent that certain Debtors were not obligors pursuant to the Prepetition Credit Agreement (“Non-Obligor Debtors”), those Non-Obligor Debtors are obligors under the DIP Facility Loan Agreement, and their assets are collateral thereunder.

As of April 3, 2017, immediately prior to the debt purchase by Deerfield described below, the Loan Parties’ total secured debt obligations to the Bank Lenders under the Prepetition Credit Agreement and related documents totaled approximately $212.75 million of principal, consisting of obligations under the Revolving Loans, the Term Loans, the Letters of Credit, the Swing Line Loans, and the Bridge Loan (collectively, the “Senior Debt Obligations”).  The Senior Debt Obligations are described in greater detail below.

B.                                    The Bank Lenders’ Loans

1.                                      The Revolving Loans.

Subject to the terms and conditions set forth in the Prepetition Credit Agreement, each of the Bank Lenders severally agreed to make loans (each such loan, a “Revolving Loan”) to First Choice ER in an aggregate amount not to exceed $50.0 million (the “Aggregate Revolving Loan Commitment”).  The Revolving Loans have a maturity date of October 6, 2020 (the “Maturity Date”).

On August 12, 2016, the Loan Parties and Bank of America entered into that certain First Amendment to the Prepetition Credit Agreement, pursuant to which Bank of America agreed to increase the Aggregate Revolving Loan Commitment to $70.0 million.

Shortly thereafter, on November 1, 2016, the Loan Parties and the Bank Lenders entered into that certain Second Amendment to the Prepetition Credit Agreement, pursuant to which Legacy Texas Bank agreed to provide a further increase in the Aggregate Revolving Loan Commitment to $75.0 million.

As of April 4, 2017 (after the debt purchase by Deerfield described below), the total amount owed to Deerfield by the Loan Parties on account of the Revolving Loans totaled not less than $61.9 million.

(13)  The Prepetition Credit Agreement provides that, to the extent a wholly-owned subsidiary becomes a “Material Domestic Subsidiary”, First Choice ER shall cause such subsidiary to become a Guarantor under the Prepetition Credit Agreement.  A “Material Domestic Subsidiary” is defined as any subsidiary organized in the United States that contributes more than $250,000 of Consolidated EBITDA (as defined in the Prepetition Credit Agreement) and has more than $250,000 in assets within a certain time period.

(14)  The Joint Ventures are not subsidiaries of First Choice ER and, accordingly, are not required to become a Guarantor or pledge any of their assets to secure the Senior Debt Obligations.

(15)  “Excluded Property” is defined to include, among other things, (a) any fee-owned property that has a fair market value of less than $500,000; (b) commercial tort claims as to which the amount claimed does not exceed $500,000; and (c) cash, deposit accounts, and securities accounts held solely for payroll, trust, and employee benefits.  The Debtors do not believe that material Excluded Property existed as of the Petition Date.  To the extent such Excluded Property exists, it has been pledged as collateral for the DIP Facility.

2.                                      The Term Loans.

In addition to the Revolving Loans, each of the Bank Lenders severally agreed to make its portion of a term loan to First Choice ER in an aggregate amount not to exceed $125.0 million (the “Initial Term Loan”).  Unless accelerated sooner pursuant to the Prepetition Credit Agreement, First Choice ER is obligated to repay the outstanding principal of the Initial Term Loan in quarterly installments that range from $1,562,500 to $3,125,000, with the outstanding principal balance of the Initial Term Loan payable on the Maturity Date.

The Prepetition Credit Agreement provides that, subject to certain limitations, First Choice ER may, from time to time, add one or more tranches of Term Loans and/or increase the amount of the Initial Term Loan.

On November 1, 2016, the Loan Parties and Goldman Sachs Lending Partners LLC (“GSLP”) entered into that certain Incremental Facility Amendment (the “Incremental Facility Amendment), pursuant to which GSLP agreed to provide a new tranche of term loans (the “Incremental Term A-2 Loans” and, together with the Initial Term Loan, collectively, the “Term Loans”) in the aggregate principal amount of up to $25.0 million ($10.0 million of which was never funded).  Pursuant to the Incremental Facility Amendment, First Choice ER is required to repay the outstanding principal amount of the Incremental Term A-2 Loans in quarterly installments that range from $187,000 to $375,000 with any outstanding balance of the Incremental Term A-2 Loans due on the Maturity Date.  In exchange for the Incremental Term A-2 Loans, First Choice ER agreed to (a) enter into a customary account control agreement with the Administrative Agent and any bank or other financial institution with which First Choice ER or any of the Guarantors maintains a deposit account; (b) furnish a consolidated 13-week forecast of cash availability and utilization of First Choice ER on a weekly basis to the Administrative Agent; and (c) retain FTI as an independent liquidity consultant.

As of April 4, 2017 (after the debt purchase by Deerfield described below), the total amount owed to Deerfield by the Loan Parties on account of the Term Loans totaled not less than $132.0 million.

3.                                      The Letters of Credit.

Pursuant to the Prepetition Credit Agreement, Bank of America agreed to issue certain letters of credit (the “Letters of Credit”) for First Choice ER or any of its wholly-owned subsidiaries, provided that, among other things, the amount outstanding under the Letters of Credit does not exceed $15.0 million (which is a sub-limit of the Aggregate Revolving Loan Commitment).  The Letters of Credit were issued in connection with the Debtors’ obligations under the MPT Agreements.

As of April 4, 2017 (after the debt purchase by Deerfield described below), the total amount owed to Deerfield by the Loan Parties on account of the Letters of Credit totaled not less than $13.09 million.

4.                                      The Swing Line Loans.

In addition to the Revolving Loans, Term Loans, and Letters of Credit, Bank of America agreed to make loans to First Choice ER in an aggregate amount not to exceed $5.0 million (the “Swing Line Loans”).  The Swing Line Loans have a maturity date of the earlier of (a) ten business days after a Swing Line Loan is made and (b) the Maturity Date.

5.                                      The Bridge Loan.

On March 7, 2017 (the “Bridge Loan Closing Date”), the Loan Parties entered into that certain Third Amendment to the Prepetition Credit Agreement (the “Third Amendment”) with Bank of America, Bank of Montreal, Fifth Third Bank, Raymond James Bank, N.A., and Goldman Sachs Lending Partners LLC (collectively, the “Bridge Lenders”), pursuant to which the Bridge Lenders agreed to (a) waive certain Acknowledged Events of Default (as such term is defined in the Third Amendment) and (b) provide additional extensions of credit under the Prepetition Credit Agreement in the form of a separate, priming tranche of term loans in the aggregate principal amount of $7.5 million, the proceeds of which were to be used to finance the short-term working capital needs of First Choice ER (the “Bridge Loan”).  The Bridge Loan had a maturity date of March 31, 2017.

In exchange for the Bridge Loan, First Choice ER agreed to pay to the Administrative Agent, for the account of each Lender in accordance with their Applicable Percentage (as such term is defined in the Third Amendment) an upfront fee in an amount equal to 3.0% of the Bridge Loan (the “Bridge Loan Upfront Fee”).  In accordance with the Third Amendment, the Bridge Loan Upfront Fee was payable from the Bridge Loan on the Bridge Loan Closing Date.  Additionally, as a condition to the Bridge Loan, First Choice ER agreed to retain a chief restructuring officer reasonably acceptable to the Bank Lenders to perform, among other things, the day-to-day operational management of the Loan Parties, preserving the working capital of the Loan Parties, and reporting directly to First Choice ER’s board of directors.(16)

In connection with the Third Amendment, certain of First Choice ER’s subsidiaries, the Loan Parties, the Administrative Agent, and the Bank Lenders entered into that certain Joinder Agreement, dated March 7, 2017, pursuant to which additional subsidiaries of First Choice ER were deemed to be a party to the Prepetition Credit Agreement and a Guarantor thereunder.

As of April 4, 2017 (after the debt purchase by Deerfield described below), the total amount owed to Deerfield by the Loan Parties on account of the Bridge Loan totaled not less than $7.5 million.

C.                                    Deerfield Purchase of Debt and Additional Bridge Loan.

On April 3, 2017, the Bank Lenders and the Bridge Lenders agreed to sell their claims and interests under the Senior Debt Obligations to Deerfield Private Design Fund IV, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P (collectively, “Deerfield”), pursuant to that certain Loan and Assignment Agreement (the “Sale Agreement”),

(16)  The Bridge Lenders consented to the appointment of Andrew Hinkelman of FTI as CRO for the Debtors in accordance with the Third Amendment.

dated April 3, 2017.  Pursuant to the Sale Agreement, Deerfield Management Company, L.P. (“Deerfield Management”) was appointed as successor agent under the Prepetition Credit Agreement.  Immediately prior to the debt purchase, the total amount owed to the Bank Lenders and the Bridge Lenders on account of the Senior Debt Obligations was approximately $212.75 million of principal, $7.5 million of which was on account of the Bridge Loan.

On April 5, 2017, the Loan Parties entered into that certain Fourth Amendment to the Prepetition Credit Agreement (the “Fourth Amendment”) with Deerfield, pursuant to which Deerfield agreed to (a) forbear until April 17, 2017 certain Specified Events of Default (as such term is defined in the Fourth Amendment) and (b) provide additional extensions of credit under the Prepetition Credit Agreement in the aggregate principal amount of $13.5 million, the proceeds of which were to be used to finance the short-term working capital needs of First Choice ER (the “Second Bridge Loan,” and, together with the Bridge Loan, collectively, the “Bridge Loans,” and, together with the Senior Debt Obligations, collectively, the “Deerfield Senior Debt Obligations”).  The Fourth Amendment provided that the Bridge Loans matured on the earlier of April 17, 2017 or the Petition Date.

As of the Petition Date, Deerfield held claims of approximately $228.0 million on account of the Deerfield Senior Debt Obligations.  A complete list of the Guarantors under the Prepetition Credit Agreement is attached hereto as Exhibit D.

In connection with the Sale Agreement and the Fourth Amendment, Deerfield agreed to provide the Debtors with postpetition funding for the Debtors’ Chapter 11 Cases, as further described below.  The Debtors and Deerfield further agreed that, subject to Bankruptcy Court approval, the Deerfield Secured Claims and Deerfield’s claims on account of the postpetition financing facility would be exchanged for equity in the Reorganized Debtors pursuant to the Plan.

D.                                    Deerfield- MPT Agreement.

Pursuant to that certain agreement dated April 3, 2017 by and between MPT and Deerfield (the “Deerfield-MPT Agreement”), MPT and Deerfield agreed, among other provisions, that upon the Effective Date, the Reorganized Debtors shall assume the MPT Agreements and pay all Cure Amounts due and owing thereunder.  Following assumption of the MPT Agreements by the Reorganized Debtors, MPT and Deerfield agreed to sever and release certain facilities from the MPT Agreements within certain specified time periods (collectively, the “Deerfield Severed Properties”).  The Deerfield-MPT Agreement further provides that, during the Chapter 11 Cases, MPT shall commence the process of marketing the real estate and operations of the Deerfield Severed Properties for sale or reletting, provided, however, that any potential sale or reletting of one or more of the Deerfield Severed Properties prior to the Effective Date shall require entry of a Final Order of the Bankruptcy Court approving same upon proper notice and hearing.

IV.                               Significant Prepetition Litigation and Regulatory Issues.

A.                                    Litigation.

As of April 21, 2017, PubCo and related third parties have been named in four (4) securities class actions (collectively, the “Securities Class Actions”) styled as follows:

•                                          Oklahoma Law Enforcement Retirement System, individually and on behalf of all others similarly situated, vs. Adeptus Health, Inc., Thomas S. Hall, Timothy L. Fielding, Richard Covert, Daniel W. Rosenberg, Gregory W. Scott, Ronald L. Taylor, Jeffery S. Vender, Steven V. Napolitano, Stephen M. Mengert, Sterling Partners, Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (Case No. 16-cv-01243-RWS), which commenced on October 27, 2016;

•                                          Laborers’ Local 235 Benefit Funds, individually and on behalf of all others similarly situated, vs. Adeptus Health Inc., Thomas S. Hall, Timothy L. Fielding, Richard Covert, Daniel W. Rosenberg, Gregory W. Scott, Ronald L. Taylor, Jeffery S. Vender, Steven V. Napolitano, Daniel J. Hosler, Stephen M. Mengert, Sterling Partners, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Evercore Group L.L.C., Morgan Stanley & Co. LLC, Piper Jaffray & Co., RBC Capital Markets, LLC, Dougherty & Company LLC, Deutsche Bank Securities Inc., and BMO Capital Markets Corp. (Case No. 16-cv-01391-RWS), which commenced on December 22, 2016;

•                                          Winston Kim v. Adeptus Health Inc., Gregory W. Scott, Thomas S. Hall, Frank F. Williams, Jr., and Timothy L. Fielding (Case No. 17-cv-00150-RWS-KNM), which commenced on March 10, 2017; and

•                                          Sascha Troll, individually and on behalf of all others similarly situated v. Adeptus Health Inc., Gregory W. Scott, Thomas S. Hall, Frank R. Williams Jr., and Timothy L. Fielding (Case No. 17-cv-00241-RWS), which commenced on April 21, 2017.

On June 23, 2017, the United States District Court for the Eastern District of Texas, Tyler Division (the “District Court”) entered an order consolidating and transferring the Securities Class Actions to the Eastern District of Texas, Sherman Division.  The complaints in the Securities Class Actions allege that PubCo, certain of its officers and directors, its sponsor, and the underwriters of its public offerings publicly disseminated false and misleading offering information, including in connection with PubCo’s IPO and the Secondary Offerings, in violation of the Securities Act of 1933 and Securities Exchange Act of 1934.(17)  The Securities Class Actions are in the preliminary stages of litigation and have been stayed as to the Debtors.  The Debtors dispute the allegations that form the basis of the Securities Class Actions.

(17)  In addition, certain parties have stated that claims may exist against, among others, current and former insiders of the Debtors related to, among other things, the Secondary Offerings. To the extent such claims exist, they are preserved under the Plan and will be included among the causes of action assigned to the Litigation Trust.

As of the Petition Date, certain of the Debtors are also named as defendants in that certain action styled David Adkinson, Brent Blonigan, Chatan Patel, Krissa and Michael Price, and Truman Blocker III, individually and on behalf of all others similarly situated v. Adeptus Health Inc., Adeptus Health LLC, Adeptus Health Colorado Holdings LLC, and Adeptus Health Management LLC (Case No. 17-cv-00006-ALM) (the “Consumer Fraud Class Action”) pending in the United States District Court for the Eastern District of Texas, Sherman Division.  In the Consumer Fraud Class Action, PubCo, HoldCo, and certain related affiliates have been accused of failing to disclosure certain fees to patients.  Based on these allegations, the plaintiffs, purporting to sue on behalf of classes consisting of all of the defendants’ customers in Texas and Colorado, purport to state various common law claims and claims for violations of the Texas Deceptive Trade Practices Act and the Colorado Consumer Protection Act.  The Debtors dispute the allegations that form the basis of the Consumer Fraud Class Action, which is currently stayed; however, on June 19, 2017, the plaintiffs in the Consumer Fraud Class Action filed the Motion for Leave to File a Class Proof of Claim, for Scheduling Order on Class Certification, and for Class Certification (the “Motion to File Class Claim”) and requested that the Bankruptcy Court certify this class and allow a class claim to be filed.  The Bankruptcy Court subsequently denied the Motion to File Class Claim, subject to the Debtors providing notice to all of their former patients who (a) visited any of the Debtors’ wholly-owned free standing emergency room facilities in Texas and Colorado between January 1, 2013 and April 19, 2017 and (b) paid to the Debtors any facility fees above their respective copay amounts (the “Facility Fees”).  The Bankruptcy Court also set July 31, 2017 as the deadline for such former patients to file claims with respect to the Facility Fees.

As of the Petition Date, PubCo was named as a defendant in those certain actions styled Cheri Russell v. Adeptus Health Inc. (Case No. 2017-0086-TMR) and Chaile Steinberg v. Adeptus Health Inc. (Case No. 2017-0174) pending in the Delaware Chancery Court (the “Section 220 Actions”).  The plaintiffs in the Section 220 Actions seek an inspection of the books and records of PubCo.  The Section 220 Actions are currently stayed.

As of the Petition Date, First Choice ER has been named in a breach of contract action styled Nicka & Associates, Inc. v. First Choice ER, LLC pending in the 401st Judicial District Court, Collin County, Texas (the “Nicka Action”).  Nicka & Associates, Inc. (“Nicka”) was a party to an agreement with First Choice ER pursuant to which Nicka was to provide medical coding, compliance, and consulting services to First Choice ER (the “Nicka Agreement”).  In the Nicka Action, Nicka alleges that First Choice ER wrongfully terminated the Nicka Agreement and that Nicka sustained actual damages in the amount of $170,491.40 in connection therewith.  Nicka further seeks punitive damages in the amount of $100,000.00.  First Choice ER believes it may have viable counterclaims and defenses against Nicka.

Certain of the Debtors have also been named in wrongful death and negligence actions pending in various districts.

B.                                    Houston CLIA Regulatory Issue.

On May 27, 2016, three Houston-area freestanding emergency rooms received notices of noncompliance, in which CMS affirmed the findings of the Debtors’ internal inquiry and voluntary disclosure of clinical laboratory proficiency tests that had been performed and reported improperly by a former employee.  CMS proposed intermediate sanctions, and the Debtors reached a resolution with the federal government and reasonably expect to continue operations by engaging a third party to operate those three laboratories for a temporary period.  In the event that the Debtors are unable to engage a third party, two of the facilities would be unable to operate for a period of two years and the third would be closed for a period of one year.

V.                                    Events Leading to Bankruptcy

A.                                    Significant Working Capital Needs of the Adeptus Enterprise.

Based upon their experience operating hospitals and FSERs, the Debtors estimate that it takes approximately three (3) months for a FSER, and more than year for a hospital, to become profitable.  Until they break even or become profitable, hospitals and FSERs must rely on alternative financing sources to meet their ordinary operating expenses that cannot otherwise be satisfied from the collection of receivables, including, but not limited to, rent obligations, equipment lease obligations, and payroll for physicians, nurses, laboratory professionals, and administrative staff.

Over the last three (3) years, the Adeptus Enterprise has grown significantly to include five (5) hospitals and ninety-nine (99) FSERs due, in large part, to its membership interests in the Joint Ventures.  In fact, in the last year alone, the Debtors, either directly or indirectly through their membership interests in the Joint Ventures, opened hospitals in Colorado Springs and Denver, Colorado, as well as in Houston, Texas.  Attendant to such expansion, however, has been the need to fund the working capital of the Joint Ventures and IFSEDs.

For example, with respect to the Arizona JV, for the period beginning at the time of the Arizona JV’s formation through February 28, 2017, the Debtors expended a net amount of approximately $20.1 million to fund the working capital and operating losses of the Arizona JV.  With respect to the Texas JV, for the period beginning at the time of the Texas JV’s formation through February 28, 2017, the Debtors expended a net amount of approximately $11.2 million to fund the working capital of the Texas JV.  Notwithstanding the Debtors’ substantial expenditures and contributions, all of the Joint Ventures, except for the Colorado JV, have operated at a loss.  These expenditures and contributions have negatively impacted the Debtors’ short term liquidity.

B.                                    Challenges with Revenue Cycle Management.

Substantially all of the Debtors’ revenue is generated from the collection of fees from commercial patients and government payors.  The process of collecting such fees, however, entails a complex process that can span several months.

Prior to October 1, 2015, the coding, billing, and collections for the Adeptus Enterprise was handled internally by the Debtors’ employees.  On October 1, 2015, the U.S. Department of Health and Human Services mandated that entities covered by the Health Insurance Portability and Accountability Act begin using the International Classification of Diseases, Tenth Revision, Clinical Modification (ICD-10-CM).  As a result of the enactment of ICD-10-CM, the Debtors were required to comply with more detailed coding requirements.  To ensure its compliance with ICD-10-CM, and to improve the Debtors’ overall revenue cycle management, the Debtors retained PST Services, Inc. (“McKesson”), an affiliate of McKesson Corporation, to manage the billing and collection needs for nearly all of the Adeptus Enterprise pursuant to a Master Services Agreement dated July 29, 2015 (the “McKesson Agreement”).

After retaining McKesson in 2015, the Debtors’ management learned that key aspects of its revenue cycle management process were not being performed.  Consequently, the collection of accounts receivable within a 90-day period from the date of service fell from approximately 87% to 74% as of September 30, 2016.  To address these shortfalls, the Debtors retained other third party service providers to, among other things, resubmit denied claims and follow up with patients.  Notwithstanding the Debtors’ efforts to improve its revenue cycle management, the Debtors have sustained a significant loss of revenue and have written off uncollectible receivables in excess of $27.0 million related to accounts receivable from 2015 and 2016.(18)  The Debtors believe they may have significant litigation claims related to its revenue cycle issues.

C.                                    Reduced Utilization and Patient Volume.

In recent years, there has been a sharp increase in competition among operators of FSERs in certain of the Debtors’ markets.  The facilities within the Adeptus Enterprise compete with a wide array of emergency care providers, including hospital emergency rooms, other FSERs, urgent care clinics, and doctors’ offices.

As a result of such competition, the Debtors have experienced a steady decline in patient volume in certain of their facilities which, in turn, has caused a drop in revenue.  Additionally, as a result of low patient utilization, the Debtors have closed six facilities in Texas and Colorado.  The Debtors, however, continue to have lease obligations with respect to certain of the closed facilities.

D.                                    Prepetition Financing Process.

In October 2016, when it became apparent that the Debtors were facing liquidity constraints, the Debtors engaged in discussions with potential interested parties regarding financing and other strategic alternatives.  PubCo’s board of directors appointed a special committee of independent directors to review such alternatives and negotiate the terms of any such transaction. Such discussions resulted in PubCo entering into a Series A Preferred Stock Purchase Agreement on November 7, 2016 with the co-founders of the Debtors, its former chief executive officer, and funds affiliated with Sterling, pursuant to which such investors purchased 27,500 shares of Series A Preferred Stock for $27.5 million (the “Preferred Stock Financing”),(19) as follows —

Party	Number of Shares	Initial Investment
Covert Family Limited Partners	3,187	$3,187,000
Jacob Novak	7,500	$7,500,000
SCP III AIV Three - FCER	11,813	$11,813,000
Thomas Hall	5,000	$5,000,000

(18)  In connection with such issues with revenue cycle management, the Joint Ventures have written off approximately $54.9 million in accounts receivable from 2015 and 2016.

(19)  Proceeds of the Preferred Stock Financing were used to meet the Debtors’ working capital requirements and for general corporate purposes.

Dividends on each share of Series A Preferred Stock accrue interest at the rate of 8.0% per annum, and upon the liquidation, dissolution, or winding up of PubCo, each holder of Series A Preferred Stock is entitled to be paid its initial investment plus accrued interest prior to any distribution or payment being made upon Class A Common Stock.  After the repayment of their initial investments (plus accrued interest), holders of Series A Preferred Stock shall not be entitled to any further payment.

Additionally, on November 1, 2016, the Debtors retained Goldman Sachs & Co. to assist in obtaining financing or a capital infusion (the “Goldman Process”).  Although 44 meetings were held with investors and 20 parties entered into confidentiality agreements in connection with the Goldman Process, the Debtors did not close on a transaction as a result of the Goldman Process.

In conjunction with and following the Goldman Process, the Debtors contacted various other parties regarding strategic alternatives.  Certain of the Debtors’ discussions resulted in PubCo entering into a confidentiality agreement with Deerfield Management in November 2016.  In February 2017, PubCo and Deerfield Capital Management began negotiations regarding a potential transaction (the “February Transaction”) pursuant to which PubCo would issue to affiliates of Deerfield Capital Management and/or its affiliates and possibly one or more additional purchasers, subordinated debt along with a detachable warrant, among other terms discussed by the parties.  Despite lengthy discussions and negotiations, PubCo and Deerfield Capital Management did not reach any final agreement or understanding regarding a the terms of a transaction, enter into definitive documentation related to, or close on the February Transaction.  Consequently, the Debtors had to obtain the Bridge Loan from the Bridge Lenders in order to pay their immediate operating expenses, such as physician payroll.

On March 1, 2017, after it became apparent that the Debtors had no other source of financing, the Debtors retained Houlihan Lokey Capital, Inc. (“HL”) — the largest and most active restructuring investment banking practice in the world — to, among other things, solicit offers for a sale of all or substantially all of the Debtors’ assets, an affiliation transaction, or a restructuring of all or a portion of the Debtors’ indebtedness.

Immediately after its retention on March 3, 2017, HL initiated a marketing process.  In consultation with the Debtors, their management, the Debtors’ other advisors, and advisors to the Debtors’ Bank Lenders, HL compiled a comprehensive list of potential financial and strategic investors that HL would reach out to, which included parties that had previously expressed interest in entering into a sale or financing transaction with the Debtors.  On or around March 8, 2017, HL initiated dialogue with third parties regarding potential transactions with the Debtors.  As of the Petition Date, HL had, to the best of its ability, and within the limited time period allotted to it, explored the market for parties that would have a serious interest in purchasing the Debtors’ assets.  Neither HL nor the Debtors have marketed their assets postpetition.

Upon execution of confidentiality agreements, third parties received access to a Confidential Information Summary, as well as access to a confidential on-line data room containing over 7,000 documents comprising a comprehensive suite of financial, operational, and legal information on all of the Adeptus Enterprise’s operations.  Prior to Deerfield’s purchase of the Senior Debt Obligations, HL contacted a total of 72 third parties (51 financial investors and 21 strategic investors), and 29 of those parties (21 financial investors and 8 strategic investors) executed confidentiality agreements and accessed the data room that HL established.

In addition to providing third parties with such information, HL arranged, attended, and/or led numerous diligence discussions (both in person and telephonic) with potential investors (including Deerfield) with a combination of key members of the Debtors’ management team, the Debtors’ legal and financial advisors, the Bank Lenders’ advisors, the Debtors’ joint venture partners, and the Debtors’ key landlords.  HL also held weekly calls with the Bank Lenders and their advisors, as well as the Administrative Agent and its advisors to update them on the details of the current status and steps taken since embarking on the sale process.  Despite the limited liquidity window provided by the Bridge Loan, multiple parties expressed an interest in pursuing an opportunity for some or all of the Debtors’ operations, however, only Deerfield was prepared to commit to a transaction in the timeframe required and therefore purchased the Senior Debt Obligations, with the intention of acquiring the Debtors’ assets as part of the Plan.

VI.                               Significant Events Occurring During Debtors’ Chapter 11 Cases

A.                                    Bankruptcy Filing and First Day Orders.

The Debtors commenced the Chapter 11 Cases on the Petition Date, by filing voluntary petitions under chapter 11 of the Bankruptcy Code.  The Debtors are considered debtors in possession pursuant to Bankruptcy Code section 1107(a) and 1108.  The Debtors remain in possession of their assets and continue to operate their Business without interruption.

Contemporaneously with the filing of their chapter 11 petitions, the Debtors filed certain “first day motions,” seeking various forms of relief intended to, among other things, ensure the efficient administration of their Chapter 11 Cases, stabilize the Debtors’ operations, and ensure uninterrupted emergency patient care.  On April 21, 2017, the Bankruptcy Court held an initial hearing to consider certain “first day” matters and entered orders (i) permitting the joint administration of the Debtors’ Chapter 11 Cases; (ii) approving the Debtors’ continued use of their existing cash management system and business forms; (iii) authorizing, but not directing, the Debtors to make certain payroll payments to employees and continue certain employee benefit plans and other practices; (iv) authorizing the Debtors to file a consolidated mailing matrix and a consolidated list of their 40 largest unsecured creditors; (v) extending their time for filing the Schedules and Statements of Financial Affairs for an additional 45 days (for a total of 60 days); (vi) determining that the Debtors’ utility providers have been provided with adequate assurance of payment within the meaning of section 366 of the Bankruptcy Code and prohibiting such utility providers from altering, refusing, or discontinuing services on account of prepetition amounts outstanding and on account of any perceived inadequacy of the Debtors’ proposed adequate assurance pending entry of a final order; (vii) approving certain payments to critical vendors, (viii) approving the maintenance of certain insurance policies and the payment of obligations thereunder; (ix) authorizing limited service in connection with filings in the Chapter 11 Cases; and (x) authorizing certain steps to protect confidential patient information in connection with filings in the Chapter 11 Cases.  To the extent that any of these motions were initially approved on an interim basis, the Bankruptcy Court subsequently conducted additional hearings to approve such matters on a final basis.

B.                                    Postpetition DIP Financing.

Prepetition, the Debtors began negotiating in good faith at arms-length with the Bank Lenders and several other parties to obtain postpetition financing.  The Debtors reached a deal for the DIP Facility with Deerfield, whereby Deerfield will provide postpetition financing to certain of the Debtors (identified in the DIP Facility as “Borrowers”) in the form of a credit facility in the principal amount of up to $58.0 million.  Although PubCo was not a Loan Party to the Prepetition Credit Agreement, it is an obligor with respect to the DIP Facility.  On April 21, 2017, the Bankruptcy Court held a hearing on and entered an order approving the DIP Facility on an interim basis and allowing the Borrowers to use $22.0 million of the funding provided under the DIP Facility to fund operations on an interim basis, and on June 6, 2017, the Bankruptcy Court entered the Final DIP Order and approved the DIP Facility on a final basis.

C.                                    Retention and Employment of Professionals.

During the Chapter 11 Cases, the Court has approved the Debtors’ retention and employment of the following Professionals to assist in the administration of the Debtors’ Chapter 11 Cases:  (i) Norton Rose Fulbright US LLP, as bankruptcy counsel; (ii)  FTI Consulting, Inc., to provide a chief restructuring officer and certain additional personnel to the Debtors; (iii) Houlihan Lokey Capital, Inc., to prepare a valuation report; and (iv) Epiq Bankruptcy Solutions, LLC, as claims, noticing, and balloting agent to the Debtors.  The Debtors may seek to retain additional advisors to assist them in these Chapter 11 Cases, including, without limitation, in connection with confirmation of the Plan.

D.                                    Appointment of Creditors’ Committee.

On May 1, 2017, the U.S. Trustee appointed the Creditors’ Committee.  On July 7, 2017, the Bankruptcy Court approved the Creditors’ Committee’s employment of Akin Gump Strauss Hauer & Feld LLP as its counsel and CohnReznick LLP (“CohnReznick”) as its financial advisor. The Creditors’ Committee has requested, and the Debtors and Deerfield have agreed, that, while the Debtors solicit votes on the Plan and during the confirmation process, CohnReznick will simultaneously test the market (the “Market Test”) for alternative purchasers of the Debtors’ assets and/or equity interests who may offer a higher value to the Debtors’ estates than the Plan described herein.  The Market Test began on June 1, 2017 and is being conducted by CohnReznick in consultation with the Debtors, Deerfield, and the Creditors’ Committee.  If a bona fide purchaser is identified in the Market Test, the Debtors will consider extending the timing of the restructuring process proposed herein, in order to explore any such offer.  CohnReznick shall provide the Debtors, Deerfield, and the Creditors’ Committee weekly updates on the Market Test process.

E.                                    Appointment of an Equity Committee in the PubCo Case.

On May 15, 2017, two equity interest holders of PubCo, Wexford Spectrum Investors, LLC and Debello Investors, LLC, filed their Expedited Motion to Appoint an Official Committee of Equity Security Holders for Debtor Adeptus Health Inc.  The Debtors, the Creditors’

Committee, and Deerfield, among others, filed objections thereto.  The Bankruptcy Court conducted an evidentiary hearing on June 6, 2017 and, on June 7, 2017, entered the Order Directing the Appointment of Statutory Committee of Equity Holders Pursuant to 11 U.S.C. § 1102(a)(2) (the “Equity Committee Order”), ordering that an equity committee be appointed in the PubCo case.  Pursuant to the Equity Committee Order, on June 19, 2017, the U.S. Trustee appointed the Equity Committee, which is comprised of the following members: Wexford Spectrum Investors LLC, Reef Road Capital LLC, and MarlinPatterson Global Opportunities Master Fund LP.

F.                                     Appointment of Patient Care Ombudsman.

On May 22, 2017, the Bankruptcy Court entered the Order Directing Appointment of a Patient Care Ombudsman Pursuant to 11 U.S.C. § 333 and, in accordance with section 333 of the Bankruptcy Code, ordered the U.S. Trustee to appoint a patient care ombudsman to, among other things, monitor the quality of care provided to patients of the Debtors and provide the Bankruptcy Court with periodic reports regarding the quality of such patient care.  On May 25, 2017, the U.S. Trustee appointed, as patient care ombudsman, Daniel T. McMurray, Director of Focus Management Group, USA, Inc. (the “Patient Care Ombudsman”).(20)  The Patient Care Ombudsman seeks to retain Neubert, Pepe & Monteith, P.C. as his counsel and Quilling, Selander, Lownds, Winslett & Moser, P.C. as his local counsel.

G.                                   Claims against Officers and Directors of the Debtors.

As of the Petition Date, the Debtors had in place insurance policies with $50.0 million in total limits that cover certain actions against the Debtors’ directors and officers (the “D&O Policies”).  The D&O Policies include $40 million in ABC coverage and $10.0 million in Side A DIC coverage and also provide for $0 retention for claims made against individual directors and officers when the entity is in bankruptcy.  The D&O Policies are “claims made” policies and required claims to be asserted on or before June 24, 2017.

On June 20, 2017, the Bankruptcy Court authorized the Creditors’ Committee to take any and all actions necessary to preserve, assert, and/or prosecute on behalf of the Debtors’ bankruptcy estates any and all claims which may be asserted against the Debtors’ current and former directors, officers, managing members, general partners, members in control, controlling shareholders, other people in control of the Debtors or any predecessors of Debtors, companies, or any other insured person or entity as such terms may be defined in any applicable insurance policy (collectively, the “D&O Claims”).  Thereafter, on June 22, 2017, the Creditors’ Committee notified the insurance carriers that issued the D&O Policies that the Debtors’ estates have claims against its former and present directors, officers, employees, and other insiders on account of various causes of action, including breach of fiduciary duty, aiding and abetting breach of fiduciary duty, negligence, negligent misrepresentation, and unjust enrichment.

The D&O Claims will be preserved under the Plan and will be transferred to the Litigation Trust, to be liquidated for the benefit of the Debtors’ estates.

(20)  The Patient Care Ombudsman will only monitor the facilities that are owned by the Debtors and will not monitor any of the Joint Venture facilities.

VII.                          Overview of Restructuring Transactions Under the Plan.

The Debtors believe that the Plan is in the best interests of the Debtors’ creditors, employees, patients, and the general public, given that the Debtors believe that the Plan will accomplish the following:

•                                          Administrative Expense Claims, Fee Claims, and Priority Tax Claims will be paid in full.

•                                          Holders of DIP Facility Claims and holders of the Deerfield Secured Claims will receive New Equity Interests in the Designated Debtors, which include the Other Material Entities, in satisfaction of the DIP Facility Claims.(21)  Deerfield will then recapitalize the Reorganized Debtors as their new owners.(22)

•                                          Other Secured Claims will be Unimpaired under the Plan.

•                                          The Debtors will establish a Litigation Trust to investigate and pursue Causes of Action transferred to the Litigation Trust and to distribute the proceeds of any recovery thereupon.

•                                          The Deerfield Parties will provide initial funding of $2.0 million to the Litigation Trust (the “Litigation Trust Initial Funding”) and shall have the option to provide additional funding in their sole and absolute discretion.  The Deerfield Parties will be repaid the Litigation Trust Initial Funding, in full, plus interest thereon at ten percent (10%) per annum from any proceeds of the Litigation Trust.

•                                          Proceeds of the Litigation Trust shall be distributed in accordance with the Litigation Trust Waterfall (as described below).

VIII.                     Treatment of Claims and Interests Under the Plan

A.                                    Classification and Treatment of Claims and Interests.

1.                                      Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

(21)  The Guarantors under the Prepetition Credit Facility and certain other Debtors (the “Other Material Entities”) and the Non-Obligor Debtors are obligors under the DIP Facility.

(22)  The Debtors believe that an equity transfer may be more efficient than an asset transfer because, by allowing each applicable entity to retain its original employer identification number, the regulatory approval processes may be more streamlined.

2.                                      Substantive Consolidation.

Except as expressly provided in the Plan, each Debtor shall continue to maintain its separate corporate existence for all purposes other than the treatment of Claims under the Plan and distributions from the Litigation Trust.  Except as expressly provided in the Plan, (a) all Litigation Trust Assets (and all proceeds thereof) and all liabilities of each of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of each other, (b) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors and all such Claims shall be eliminated and extinguished, (c) all guaranties of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor and any guarantee thereof executed by any Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (d) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be treated filed against the consolidated Debtors, and shall be treated one Claim against and obligation of the consolidated Debtors, and (e) for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the other Debtors.  Such substantive consolidation shall not (other than for purposes relating to the Plan) affect the legal and corporate structures of the reorganized Debtors.  Moreover, such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Reorganized Debtors or the Litigation Trust Trustee, as applicable, to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles.  Notwithstanding anything in this section to the contrary, all post-Effective Date fees payable to the U.S. Trustee pursuant to 28 U.S.C. § 1930, if any, shall be calculated on a separate legal entity basis for each Debtor.

The Debtors believe that substantive consolidation under the Plan is appropriate due to various factors, including, but not limited to, the following —

•                                          Pursuant to the Prepetition Credit Agreement and the DIP Facility Loan Agreement, substantially all of the assets of the Debtors are encumbered by liens of the Deerfield Parties, and all of Debtors are jointly liable for the obligations under the DIP Facility Loan Agreements, either as borrowers or guarantors.

•                                          The Debtors maintain consolidated books and records and a centralized cash management system, pursuant to which all debts of the Adeptus Enterprise are paid, thereby resulting in substantial intercompany claims between the Debtors.  In fact, many of the Debtors (including PubCo) do not have bank accounts in the own names and require their obligations to be paid from the accounts of other affiliates.

•                                          Many creditors of the Debtors view the Debtors as a single economic unit and did not rely on their separate identity in extending credit, as evidenced by the fact that numerous creditors have filed claims against multiple Debtors.

•                                          All of the Debtors have common directors and officers, and therefore, the D&O Claims will be jointly owned by all of the Debtors.  Because the D&O Policies have $50.0 million in total limits, any recovery on account of the D&O Claims will be a significant asset of the Litigation Trust, which will be jointly owned by all of the Debtors’ estates.

Because of foregoing factors, substantive consolidation will achieve a fair result for all creditors of the Debtors and will enable the assets of the Debtors to be administered in an efficient manner.

3.                                      Summary of Classification of Claims and Interests.

The following table summarizes the treatment of each Class under the Plan.  The table also identifies which Classes are entitled to vote on the Plan and the estimated recovery for holders of Allowed Claims in each Class, pursuant to applicable provisions of the Bankruptcy Code.

Class	Description	Status	Entitled to Vote	Estimated Recovery
—	Administrative Expense Claims	Unimpaired.	No	100%
—	Fee Claims	Unimpaired.	No	100%
—	DIP Facility Claims	Unimpaired	No	100%
—	Priority Tax Claims	Unimpaired	No	100%
Class 1	Priority Non-Tax Claims	Unimpaired	No (Deemed to accept)	100%
Class 2	Other Secured Claims	Unimpaired	No (Deemed to accept)	100%
Class 3	Deerfield Secured Claims	Impaired	Yes	100%
Class 4	Medical Malpractice Claims	Impaired	Yes	TBD
Class 5	General Unsecured Claims	Impaired	Yes	TBD
Class 6	Subordinated Claims	Impaired	Yes	TBD
Class 7	Existing Preferred Equity Interests	Impaired	Yes	TBD
Class 8	Existing Common Equity Interests	Impaired	Yes	TBD

4.                                      Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

5.                                      Voting; Presumptions; Solicitation.

(a)                                 Acceptance by Certain Impaired Classes.  Only holders of Allowed Claims and Interests in Classes 3, 4, 5, 6, 7, and 8 are entitled to vote to accept or reject the Plan.  An Impaired Class of Claims or Interests shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan.  Holders of Claims and Interests in Classes 3, 4, 5, 6, 7, and 8 will receive ballots containing detailed voting instructions.

(b)                                 Deemed Acceptance by Unimpaired Classes.  Holders of Claims and Interests in Classes 1 and 2 are Unimpaired and are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

6.                                      Cramdown.

If any Class of Claims or Interests is deemed to reject the Plan or is entitled to vote on the Plan and does not vote to accept the Plan, the Debtors may (a) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (b) amend or modify the Plan in accordance with the terms of the Plan and the Bankruptcy Code.  If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

7.                                      No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

B.                                    Treatment of Unclassified Claims under the Plan.

1.                                      Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim other than a Fee Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than thirty (30) days after the Effective Date), the holder of such Allowed Administrative Expense Claim shall receive, on account of such Allowed Claim, Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such

Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

2.                                      Fee Claims.

All Professional Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 333, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in Cash, and in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim, including, without limitation, the DIP Facility Order.  On the Effective Date, unless previously established pursuant to the terms of the DIP Facility Order, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims in accordance with any limitations established by the DIP Facility Order.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fees owing to the applicable Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid in accordance with an order of the Bankruptcy Court establishing procedures for interim compensation and reimbursement of expenses.  The Reorganized Debtors shall have no obligation to pay any Fee Claims or fund any amounts to the Fee Escrow Account.

Any objections to Fee Claims shall be served and filed (a) no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement or (b) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

3.                                      DIP Facility Claims.

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim (and the Allowed Deerfield Secured Claims), holders of Allowed DIP Facility Claims shall receive New Equity Interests in the Designated Debtors.  Thereafter, all obligations under the DIP Facility Loan Agreement shall terminate.

4.                                      Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, the holder of such Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim,

Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim; provided, that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

C.                                    Treatment of Classified Claims under the Plan.

1.                                      Treatment of Claims and Interests.

a.                                      Class 1:  Priority Non-Tax Claims.

The legal, equitable, and contractual rights of the holders of Allowed Priority Non-Tax Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Priority Non-Tax Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Priority Non-Tax Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

b.                                      Class 2:  Other Secured Claims.

The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim, (ii) reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) return of the applicable Collateral in satisfaction of the Allowed amount of such Other Secured Claim.

c.                                       Class 3:  Deerfield Secured Claims.

Each holder of an Allowed Deerfield Secured Claim shall receive on the Effective Date, on account of its Allowed Deerfield Secured Claims (and the Allowed DIP Facility Claims), its Pro Rata share of New Equity Interests in the applicable Designated Debtor.

Class 3 Deerfield Secured Claims shall be allowed for such amount as may be set by the Bankruptcy Court in connection with the Valuation Motion.

d.                                      Class 4:  Medical Malpractice Claims.

Holders of Allowed Medical Malpractice Claims shall be provided relief from the stay imposed by Bankruptcy Code section 362 to pursue their Medical Malpractice Claims solely to seek recovery from the applicable insured in order to recover from applicable insurance policies.  To the extent that insurance is unavailable or insufficient to cover such Allowed Medical Malpractice Claims, holders of such Allowed Medical Malpractice Claims shall receive Pro Rata shares of the proceeds of the Litigation Trust, to be paid pari passu with General Unsecured Claims.

e.                                       Class 5:  General Unsecured Claims.

Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the proceeds of the Litigation Trust pursuant to the Litigation Trust Waterfall, except to the extent that a holder of an Allowed General Unsecured Claim has been paid prior to the Effective Date or agrees to a less favorable classification and treatment in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

f.                                        Class 6:  Subordinated Claims.

Subordinated Claims are subordinated pursuant to the Plan and section 510 of the Bankruptcy Code.  Holders of Allowed Subordinated Claims shall receive distributions in accordance with the Litigation Trust Waterfall, as determined by the Bankruptcy Court under the relevant provisions of section 510 of the Bankruptcy Code.

g.                                      Class 7:  Existing Equity Interests.

On the Effective Date, the Existing Preferred Equity Interests shall be cancelled without further action by or order of the Bankruptcy Court.  In the event holders of Allowed Claims in Classes 4 and 5 (and, as applicable, Allowed Claims in Class 6) are paid in full, plus post-Petition Date interest, and proceeds remain in the Litigation Trust, each holder of an Allowed Existing Preferred Equity Interest shall receive its Pro Rata share of such proceeds of the Litigation Trust pursuant to the Litigation Trust Waterfall.  Holders of Existing Preferred Equity Interests shall be notified to file proofs of interest in the event that proceeds are available for distribution to such holders.

h.                                      Class 8:  Existing Common Equity Interests.

On the Effective Date, the Existing Common Equity Interests shall be cancelled without further action by or order of the Bankruptcy Court.  In the event that holders of Allowed Claims in Classes 4 and 5 and Allowed Interests in Class 7 (and, as applicable, Allowed Claims in Class 6) are paid in full, plus post-Petition Date interest, and proceeds remain in the Litigation Trust, each holder of an Allowed Existing Common Equity Interest shall receive its Pro Rata share of such proceeds of the Litigation Trust pursuant to the Litigation Trust Waterfall.  Holders of Existing Common Equity Interests shall be notified to file proofs of interest in the event that proceeds are available for distribution to such holders.

2.                                      Debtors’ Rights in Respect of Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Reorganized Debtors in respect of any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

3.                                      Treatment of Vacant Classes.

Any Claim or Interest in a Class that is considered vacant under section 3.4 of the Plan shall receive no Plan Distribution.

4.                                      Intercompany Claims.

All Intercompany Claims shall either be reinstated, cancelled, released or otherwise settled in the Debtors’ discretion with the consent of the DIP Facility Lenders.

IX.                              Voting Procedures and Requirements

Please refer to information provided with the ballot in the Solicitation Package sent to you by the Voting Agent for further detailed voting instructions.  Only Impaired Classes of Claims, which are expected to receive recovery above zero percent (0%) or where the Class’ percentage of recovery is not yet designated, are entitled to vote.  Please refer to Articles III and IV of the Plan and Article VII herein for estimated percentages of recovery for each Impaired Class.  If the Claim or Claims you hold are not in one of those Classes, you are not entitled to vote, and thus, you will not receive a ballot from the Voting Agent.  Holders of Claims that are entitled to vote should read the ballot provided by the Voting Agent and follow the accompanying instructions carefully.

ANY QUESTIONS CONCERNING THE BALLOT OR ANY OTHER CONTENTS OF THE SOLICITATION PACKAGE SHOULD BE DIRECTED TO THE VOTING AGENT AT 1-844-469-3932 (US AND CANADA), 1-503-597-5530 (OUTSIDE THE US AND CANADA) OR VIA EMAIL AT tabulation@epiqsystems.com.

A.                                    Vote Required for Acceptance by a Class.

A Class of Claims entitled to vote to accept or reject the Plan shall be deemed to accept the Plan if the holders of Claims in such voting Class that hold at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Claims that vote in such Class vote to accept the Plan.  A Class of Interests is deemed to accept the Plan if the Plan has been accepted by holders of at least two-thirds (2/3) of the amount of the allowed Interests held by holders of such Interests who vote in such Class.

B.                                    Classes Entitled to Vote.

Pursuant to section 1126 of the Bankruptcy Code, each Impaired Class of Claims or Interests that may receive a Distribution pursuant to the Plan may vote separately to accept or reject the Plan.  Each Holder of an Allowed Claim in such an Impaired Class as of the Voting Record Date, shall receive a ballot and may cast a vote to accept or reject the Plan.

C.                                    Classes Not Entitled to Vote.

The following holders of Claims are not entitled to vote if, as of the Voting Record Date, the Claim (a) has been disallowed, (b) is the subject of a pending objection, or (c) was listed on the Debtors’ Schedules as unliquidated, contingent, or disputed and a Proof of Claim was not filed or was filed for an unliquidated, contingent, or disputed claim, unless on or before the Voting Record Date the Bankruptcy Court enters a Final Order directing otherwise.  However, if a Claim is disallowed in part, the Holder shall be entitled to vote the Allowed portion of the Claim.

D.                                    Voting Procedures.

The Voting Agent will facilitate the solicitation and voting process.  If you have any questions regarding voting procedures and your eligibility to vote to accept or reject the Plan or if you need additional copies of documents included in the Solicitation Package, please contact the Voting Agent at the below mailing address:

If by regular mail: ADPT DFW Holdings LLC Ballot Processing c/o Epiq Bankruptcy Solutions, LLC P.O. Box 4422 Beaverton, OR 97076-4422	If by messenger or overnight delivery: ADPT DFW Holdings LLC Ballot Processing c/o Epiq Bankruptcy Solutions, LLC 10300 SW Allen Boulevard Beaverton, OR 97005

You can also contact the Voting Agent at 1-844-469-3932 (US and Canada), 1-503-597-5530 (outside the US and Canada) or via email at adeptus@epiqsystems.com.  Additionally, creditors or other interested parties can view or download copies of the Disclosure Statement and Plan at no cost from http://dm.epiq11.com/ADPT.

BALLOTS CAST BY HOLDERS OF CLAIMS AND/OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT AT THE ABOVE ADDRESS BY THE VOTING DEADLINE.  THE DEBTORS RESERVE THE RIGHT TO DECIDE WHETHER OR NOT TO COUNT BALLOTS RECEIVED BY THE VOTING AGENT AFTER THE VOTING DEADLINE.

Please note that if the instructions on your ballot require you to return the ballot to your agent, financial institution, broker, or other nominee, or to their agent, you must deliver your ballot to the relevant party in sufficient time for the designated party to process the ballot and return it to the Voting Agent before the Voting Deadline.  If a ballot is damaged or lost, you may contact the Voting Agent to request another ballot.  Any ballot received by the Voting Agent which does not indicate an acceptance or rejection of the Plan will not be counted.

X.                                   Valuation

Section 506(a)(1) of the Bankruptcy Code provides that the “allowed claim of a creditor secured by a lien on property in which the estate has an interest . . . is a secured claim to the extent of the value of such creditor’s interest in the estate’s interest in such property . . . .”  Section 506(a)(1) further provides that the value of the secured claim “shall be determined in light of the purpose of the valuation and of the proposed disposition or use of such property, and in conjunction with any hearing on such disposition or use or on a plan affecting such creditor’s interest.”  Rule 3012 of the Federal Rules of Bankruptcy Procedure provides, in relevant part, that “[t]he court may determine the value of a claim secured by a lien on property in which the estate has an interest on motion of any party in interest and after hearing on notice to the holder of the secured claim . . . as the court may direct.”

On June 27, 2017, the Debtors filed their Motion for Valuation of Security (the “Valuation Motion”), whereby they requested that the Bankruptcy Court determine the amount of the Deerfield Secured Claims by valuing the collateral of the Deerfield Parties.  As set forth in the Amended Order (1) Continuing Hearings on Disclosure Statement and Motion for Valuation and (2) Modifying Related Deadlines, which the Bankruptcy Court entered on July 12, 2017, the following deadlines have been set with respect to the Valuation Motion —

(a)                                 By August 11, 2017, all objections to the Valuation Motion shall be filed.

(b)                                 By August 18, 2017, any other party-in-interest that wishes to present expert testimony during the hearing on the Valuation Motion shall file a valuation report.

(c)                                  By September 1, 2017, all depositions for the hearing on the Valuation Motion shall be completed.

(d)                                 By September 8, 2017, all witness and exhibit lists relating to the hearing on the Valuation Motion shall be filed, and copies of such exhibits shall be served on relevant parties.

(e)                                  On September 13, 2017 at 9:30 a.m., a hearing on the Valuation Motion will commence.

XI.                              Means for Implementation of the Plan.

A.                                    Restructuring Transactions.

On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing:  (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation:  (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

B.                                    Establishment and Funding of Litigation Trust.

On the Effective Date, the Litigation Trust shall be established in accordance with Article VI of the Plan.  The Litigation Trust will be funded by a loan from the Deerfield Parties in the amount of $2,000,000, secured by the proceeds of the Litigation Trust, with interest payable thereon at ten percent (10%) per annum, which is the Litigation Trust Initial Funding.

C.                                    Assumption of Executory Contracts and Unexpired Leases.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, or (iii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.  As set forth in section 5.3 of the Plan, the MPT Leases will be assumed on the Effective Date.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

D.                                    Plan Funding.

Plan Distributions of Cash shall be funded from the proceeds of the DIP Facility and the Debtors’ Cash on hand as of the applicable date of such Plan Distribution.  Plan Distributions of Cash from the Litigation Trust Assets will be paid from the Litigation Trust.

E.                                    Tax Receivable Agreement.

The Debtors’ obligations under the TRA shall be rejected on the Effective Date or on any prior effective date of any order of the Bankruptcy Court authorizing the rejection of the TRA.

F.                                     Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, or in any Plan Document, on the Effective Date, all agreements, instruments, and other documents evidencing any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect.  The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

G.                                   Cancellation of Certain Existing Security Interests.

Unless the holder of an Allowed Other Secured Claim agrees to accept the return of applicable Collateral in satisfaction of such Allowed Other Secured Claim, upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests or documents.

H.                                   Officers and Boards of Directors.

The composition of the boards of directors of each Reorganized Debtor shall be disclosed in the Plan Supplement.

Except to the extent that a member of the board of directors of a Debtor continues to serve as a director of such Reorganized Debtor on the Effective Date, the members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

I.                                        Post-Petition Capitalization.

The Reorganized Debtors will be capitalized by the Deerfield Parties through equity investments or, if determined by the Deerfield Parties in their sole discretion, debt investments.

J.                                      Authorization, Issuance, and Delivery of New Equity Interests.

On the Effective Date, the Debtors are authorized to issue or cause to be issued and shall issue the New Equity Interests in the Designated Debtors for distribution in accordance with the terms of the Plan without the need for any further corporate or shareholder action.  All other Debtors shall be dissolved.

K.                                   Corporate Reorganization.

On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing intercompany interests in the Debtors shall be deemed to be in full force and effect unless the Debtors designate through the Plan Supplement that any Debtor will not become a Reorganized Debtor and shall be deemed dissolved as of the Effective Date.

L.                                    Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with the Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan.

XII.                         Litigation Trust.

A.                                    Litigation Trust Agreement.

The Litigation Trust shall be governed and administered in accordance with the Litigation Trust Agreement and the Plan, including, but not limited to (i) distributions to Litigation Trust Beneficiaries, (ii) authority and appointment of the Litigation Trust Trustee, (iii) authority and appointment of the Litigation Trust Oversight Board, (iv) compensation of the Litigation Trust Trustee, (v) vesting of Litigation Trust Assets, (vi) payment of costs and expenses of the Litigation Trust, and (vii) repayment of the Litigation Trust Initial Funding, all of which shall be consistent with the terms of the Plan and the Litigation Trust Agreement.  For the avoidance of doubt, any amounts required for sub-clauses (iv) or (vi) shall come, first, from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.

The Litigation Trust Agreement shall provide that the Litigation Trust proceeds shall be used to make distributions pursuant to the Litigation Trust Waterfall, as follows:  first, to pay the fees and expenses of the Litigation Trust, in full; second, to pay the Deerfield Trust Repayment Distributions, in full; third, to pay the Deerfield Parties an amount equal to the fees and expenses incurred by the Equity Committee and the Creditors’ Committee from August 18, 2017 through the Effective Date and paid by the Deerfield Parties, in full; fourth, to pay $7.5 million to holders of Allowed General Unsecured Claims, except for Deerfield on account of the Deerfield Deficiency Claims; fifth, to pay $17.5 million to Deerfield on account of the Deerfield Deficiency Claims; sixth, to pay, Pro Rata, the holders of Allowed General Unsecured Claims, including Deerfield as the holder of the Deerfield Deficiency Claims, until such Claims are paid in full, plus interest; and seventh, to pay, Pro Rata, the holders of Existing Equity Interests, with holders of Existing Preferred Equity Interests being paid in full, plus interest, ahead of holders of Existing Common Equity Interests.  Holders of Allowed Subordinated Claims shall be entitled to receive distributions hereunder, as determined by the Bankruptcy Court under the relevant provisions of section 510 of the Bankruptcy Code.

In the event that the Litigation Trust proceeds available to make the First Unsecured Claim Payment are less than $7.5 million, the Deerfield Parties shall back-stop the payment and provide the funds necessary to make the First Unsecured Claim Payment in full.

The terms of the Litigation Trust Waterfall and the amount of the Deerfield Deficiency Claims are subject to continuing discussions between the Debtors, the Deerfield Parties, and the Creditors’ Committee, and the parties anticipate engaging in further negotiations with the Equity Committee regarding any consideration which may be provided to holders of Existing Equity Interests.

B.                                    Tax Treatment.

It is intended that the Litigation Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code, with no objective to continue or engage in the conduct of a trade or business.  In furtherance of this objective, the Litigation Trust Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Litigation Trust.  All assets held by the Litigation Trust on the Effective Date shall be deemed for federal income tax purposes (i) to have been distributed (subject to any obligations relating to such assets) by the Debtors or Reorganized Debtors on a Pro Rata share basis to the Litigation Trust Beneficiaries (other than the assets allocable to any disputed ownership fund) in partial satisfaction of their Allowed Claims (with each such Litigation Trust Beneficiary receiving an undivided interest in such assets in accordance with its economic interests in such assets) and (ii) immediately thereafter contributed by such Litigation Trust Beneficiaries to the Litigation Trust in exchange for their Litigation Trust Interests.  The Debtors and all Litigation Trust Beneficiaries shall use the valuation of the assets transferred to the Litigation Trust as established by the Litigation Trust Trustee for all federal income tax purposes.  The Litigation Trust Beneficiaries will be treated as the deemed owners of the Litigation Trust (other than the assets allocable to any disputed ownership fund) consistent with their economic interests therein, for all federal income tax purposes.  The Litigation Trust will be responsible for filing information on behalf of the Litigation Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

Subject to contrary definitive guidance from the Internal Revenue Service or a court of competent jurisdiction (including the receipt by the Litigation Trust Trustee of a private letter ruling if the Litigation Trust Trustee so requests or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Trustee), the Litigation Trust Trustee may timely elect to treat any disputed claims reserve as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Litigation Trust Trustee, the Debtors, and the Litigation Trust Beneficiaries) shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing.

The Litigation Trust Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Internal Revenue Code or any provision of any foreign, state, or local tax law with respect to any payment or distribution to the Litigation Trust

Beneficiaries.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such Litigation Trust Beneficiaries for all purposes of the Litigation Trust Agreement.  The Litigation Trust Trustee shall be authorized to collect such tax information from the Litigation Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order, and the Litigation Trust Agreement.  In order to receive distributions under the Plan, all Litigation Trust Beneficiaries will need to identify themselves to the Litigation Trust Trustee and provide tax information and the specifics of their holdings, to the extent the Litigation Trust Trustee deems appropriate (including completing the appropriate Form W-8 or Form W-9, as applicable).  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Litigation Trust Trustee may refuse to make a distribution to any Litigation Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a Litigation Trust Beneficiary, the Litigation Trust Trustee shall make such distribution to which the Litigation Trust Beneficiary is entitled, without interest; and, provided, further, that, if the Litigation Trust Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Litigation Trust Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Litigation Trust Trustee for such liability.

C.                                    Litigation Trust Assets.

On the Effective Date, or on such other date as is set forth in the Litigation Trust Agreement, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Litigation Trust Assets shall be transferred by the Debtors (and deemed transferred) to the Litigation Trust free and clear of all Claims, Liens, charges, encumbrances, rights, and interests, without the need for any Person to take any further action or obtain any approval, and the Litigation Trust shall be authorized as the representative of the Estates to pursue Litigation Trust Causes of Action.

D.                                    Litigation Trust Causes of Action.

Litigation Trust Causes of Action shall exclude any action released pursuant to the Plan or an order of the Bankruptcy Court.

The Litigation Trust Trustee or any successors may pursue such litigation claims in accordance with the best interests of the Litigation Trust or any successor holding such rights of action.  No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Litigation Trust Cause of Action against them as any indication that the Litigation Trust will not pursue any and all available Litigation Trust Causes of Action against them.  The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action against any Person, except as otherwise provided in the Plan.  Unless any Litigation Trust Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or an order of the Bankruptcy Court, the Litigation Trust expressly reserves all Litigation Trust Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel

(judicial, equitable, or otherwise), or laches, shall apply to such Litigation Trust Causes of Action upon, after, or as a consequence of confirmation, or consummation of the Plan.

E.                                    Medical Malpractice Claims and General Unsecured Claims Resolution.

Prior to the Effective Date, the Debtors and, following the Effective Date, the Litigation Trust Trustee (with funds from the Litigation Trust Initial Funding), shall be responsible for all aspects of the Medical Malpractice Claims and General Unsecured Claims reconciliation process and all of the costs associated with such reconciliation.  The Debtors or the Litigation Trust Trustee, as applicable, shall (i) object to Medical Malpractice Claims and General Unsecured Claims (other than Medical Malpractice Claims and General Unsecured Claims Allowed by court order) and (ii) use commercially reasonable efforts in administering all aspects of the Claims reconciliation process.  All costs necessary to fund the Medical Malpractice Claims and General Unsecured Claims reconciliation process following the Effective Date shall be paid from the Litigation Trust Initial Funding.

F.                                     Transition Services and Preservation of Documents.

To the extent reasonably necessary to permit the Litigation Trustee to pursue claims and to object to and resolve Disputed Claims, the Reorganized Debtors and the Litigation Trustee shall enter into a Transition Services Agreement to permit such access without disruption of the Reorganized Debtors’ business.

Notwithstanding anything to the contrary in the Plan or Confirmation Order, nothing in the Plan or Confirmation Order shall affect the obligations of the Reorganized Debtors, the Litigation Trust Trustee, and/or any transferee or custodian to maintain all books and records that relate to the Causes of Action or any subpoena, document preservation letter, or other investigative request by any governmental regulatory agency or any obligation by such parties to preserve patient records (and to maintain the confidentiality of such documents) in accordance with any applicable law.

G.                                   Indemnification and Exculpation.

The Litigation Trust Trustee or the individuals comprising the Litigation Trust Trustee, as the case may be, and the Litigation Trust Trustee’s agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Litigation Trust Trustee, except those acts arising out of its own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Litigation Trust Trustee, except for any actions or inactions involving willful misconduct or gross negligence.  Any indemnification claim of the Litigation Trust Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied first from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.  The Litigation Trust Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

H.                                   Preservation of Privilege and Defenses.

No action taken by the Debtors or Reorganized Debtors in connection with the Plan shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral).  The Confirmation Order shall provide that notwithstanding the Reorganized Debtors’ providing any privileged information to the Litigation Trust Trustee, the Litigation Trust, or any party or person associated with the Litigation Trust, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged.  The Confirmation Order shall provide that the Litigation Trust shall have no right to waive the attorney-client privilege, work product, or other protection of any information received from the Reorganized Debtors.  The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges.  The Litigation Trust shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

I.                                        No Bonding of Litigation Trust Claims.

There shall be no bonding of the Litigation Trust Trustee.

XIII.                    Other Plan Components.

A.                                    Conditions Precedent To The Occurrence Of The Effective Date.

1.                                      Conditions Precedent to the Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)                                 the Plan Supplement, including the Plan Documents, has been filed;

(b)                                 the Plan Documents contain terms and conditions consistent in all material respects with the Plan;

(c)                                  the Bankruptcy Court has entered the Confirmation Order in form and substance satisfactory to the Debtors, and such Confirmation Order has become a Final Order and has not been stayed, modified, or vacated on appeal; and

(d)                                 all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions provided for in the Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

2.                                      Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.  If the Plan is confirmed for fewer than all of the Debtors as provided for in section 5.13 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

3.                                      Effect of Failure of a Condition.

If the conditions listed in section 10.1 of the Plan are not satisfied or waived in accordance with section 10.2 on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Person, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

B.                                    Distribution Procedures.

1.                                      Distributions Generally.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests as applicable and in accordance with the terms of the Plan.

2.                                      Date of Distributions.

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon thereafter as is practicable.

3.                                      Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims and Interests in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims or Interests after the Distribution Record Date.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim or Interest occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

4.                                      Disbursing Agent.

Other than distributions by the Litigation Trust Trustee, all distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and Interests and the identities and addresses of holders of Claims and Interests, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 7.15 of the Plan.

5.                                      Delivery of Distributions.

The Disbursing Agent will issue or cause to be issued, the applicable consideration under the Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by the Plan at:  (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Reorganized Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time, or as soon thereafter as reasonably practicable, such distribution shall be made to such holder without interest.

6.                                      Unclaimed Property.

One hundred eighty (180) days after a distribution is returned as undeliverable, such distributions payable on account of such Claim or Interest shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim or Interest in the same Class) to such distribution shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim or an Allowed Interest other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

7.                                      Satisfaction of Claims and Interests.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims and Interests under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims and Interests.

8.                                      Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors, the Reorganized Debtors, or the Litigation Trust Trustee, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

9.                                      De Minimis Cash Distributions.

Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a partial distribution of Cash less than $50.00.

10.                               No Distribution in Excess of Amount of Allowed Claim or Interest.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim or Interest shall receive, on account of such Allowed Claim or Interest, Plan Distributions in excess of the Allowed amount of such Claim or Interest.

11.                               Allocation of Distributions between Principal and Interest.

Except as otherwise provided in the Plan, to the extent that any Allowed Claim or Interest entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim or Interest and then to accrued but unpaid interest.

12.                               Exemption from Securities Laws.

The issuance of and the distribution under the Plan of the New Equity Interests in the Designated Debtors shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.  These Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

13.                               Setoffs and Recoupments.

Each Reorganized Debtor or the Litigation Trust Trustee, as applicable, or such entity’s designee, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim any and all claims, rights, and Causes of Action that a Reorganized Debtor or the Litigation Trust Trustee, as applicable, or their successors may hold against the holder of such Allowed Claim after the Effective Date to the extent such setoff or recoupment is either (a) agreed in amount with the holder of the Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim under the Plan will constitute a waiver or release by a Reorganized Debtor or the Litigation Trust Trustee, as applicable, or their successor of any claims, rights, or Causes of Action that may exist against such holder.

14.                               Rights and Powers of Disbursing Agent.

(a)           Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to:  (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all applicable distributions or payments provided for under the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan or (B) as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court and subject to any written agreement, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash from the proceeds of the Litigation Trust.

15.                               Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Disbursing Agent and any other distributing party shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Plan Distributions under the Plan shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash Plan Distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.  If such Form is requested and not submitted to the distributing party within ten (10) days of the request, the distributing party may, in its discretion, either (a) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax, or (b) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution.  If such Form is requested and submitted to the distributing party within ten (10) days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided that, the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient the opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right, but not the obligation, not to make a Plan Distribution until its withholding obligation is satisfied pursuant to the preceding sentences.  If an intended recipient of a non-Cash Plan Distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is one year after the request is made, the amount of such Plan Distribution shall irrevocably revert to the applicable Reorganized Debtor, and any Claim or Interest in respect of such Plan Distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.  Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  The distributing party may require a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a Plan Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

C.                                    Treatment of Disputed Claims.

1.                                      Disputed Claims Process.

The Reorganized Debtors, or as described in Section 6.5 of the Plan, the Litigation Trust Trustee, shall be entitled to file objections to all Claims that are otherwise not Allowed Claims under the Plan or otherwise.  Any objections to Claims shall be served and filed on or before the later of (a) one hundred eighty (180) days after the Effective Date or (b) such later date as may be fixed by the Bankruptcy Court upon any request by the Reorganized Debtors or the Litigation Trust Trustee, as applicable, which is filed prior to the expiration of any deadline set forth herein.

2.                                      Estimation of Claims.

The Reorganized Debtors or the Litigation Trust Trustee, as applicable, may, at any time, request that the Bankruptcy Court estimate any Contingent Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Contingent Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Litigation Trust Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  The aforementioned objection, estimation, and resolution procedures are intended to be cumulative and rather than procedures that are exclusive of the others.

3.                                      Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan by any mechanism approved by the Bankruptcy Court.

4.                                      No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

5.                                      Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim, unless required by the Bankruptcy Code.

D.                                    Executory Contracts and Unexpired Leases.

1.                                      General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases shall be deemed assumed, unless such contract or lease (a) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (b) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, or (c) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.  As set forth in section 5.3 of the Plan, the MPT Leases will be assumed on the Effective Date.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

2.                                      Determination of Cure Disputes and Deemed Consent.

Any monetary amounts by which any executory contract or unexpired lease to be assumed hereunder is in default, as well as any nonmonetary defaults, shall be satisfied, to the extent required under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof.  The Schedule of Cure Amounts shall set forth the proposed Cure Amount, if any, of each executory contract or unexpired lease to be assumed under the Plan.  If any executory contract or unexpired lease is not included in the Schedule of Cure Amounts, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

If any counterparty to an executory contract or unexpired lease disputes (a) any Cure Amount, (b) the ability of the Debtors to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, (c) whether a nonmonetary default is required to be cured, or (d) any other matter pertaining to assumption, such counterparty must file an objection with the Bankruptcy Court within fourteen (14) days after the filing of the Schedule of Cure Amounts.  Such disputes shall be adjudicated by the Bankruptcy Court prior to the assumption of such executory contracts and unexpired leases becoming effective; provided that the Debtors may reject any executory contract or unexpired lease not later than thirty (30) days after the entry of a Final Order resolving any such dispute.  Any counterparty to an executory contract or unexpired lease that fails to object timely to notice of the proposed assumption and assignment of such executory contract or unexpired lease or the relevant Cure Amount within fourteen (14) days after the filing thereof shall be deemed to have assented to such assumption and/or Cure Amount (and that no nonmonetary defaults exist) and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or the amount of such Cure Amount thereafter.

3.                                      Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) days after the later of (a) the Confirmation Date or (b) the effective date of rejection of such executory contract or unexpired lease.  Any counterparty that fails to assert such a Claim in a timely manner shall be forever barred, estopped, and enjoined from asserting such Claim against the Reorganized Debtors or the Litigation Trust.

4.                                      Insurance Policies.

All insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors or the Litigation Trust, as applicable.

5.                                      Reservation of Rights.

(a)           Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)           Except as explicitly provided in the Plan, nothing herein or in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)           Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)           If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

E.                                    Effect of Confirmation.

1.                                      Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under the Plan and whether such holder has accepted the Plan.

2.                                      Vesting of Assets.

Except as otherwise provided in the Plan, or any Plan Document, on and after the Effective Date, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and Interests.  Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.  The Reorganized Debtors and the Litigation Trust Trustee, as applicable, may prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action that they retain only under supervision and with approval the Bankruptcy Court in accordance with the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors and the Litigation Trust Trustee may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

3.                                      Discharge of Claims against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan or in the Confirmation Order, each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, where such Claim or Interest has been fully paid or otherwise satisfied in accordance with the Plan, and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and

1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

4.                                      Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in the Plan, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

5.                                      Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

6.                                      Plan Injunction.

Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims or Interests are, with respect to any such Claim or Interest, permanently enjoined after the entry of the Confirmation Order from:  (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (a) or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (b) or any property of any such transferee or successor; (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (c) or any property of any such transferee or successor; (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan and the Plan Documents, to the full extent permitted by applicable law; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents; provided, that nothing contained herein shall preclude such Persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, the

Litigation Trust, the Litigation Trust Trustee, or an Estate from exercising their rights and remedies, or obtaining benefits, pursuant to and consistent with the terms of the Plan and the Plan Documents.

By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this section.

7.                                      Releases.

(a)           Releases by the Debtors.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan, the Plan Documents, or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, or liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure and the Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

(b)           Releases by Holders of Claims and Interests.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan, the Plan Documents, or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the (i) the holders of all Claims and Interests who vote to accept the Plan, (ii) holders of Claims or Interests that are Unimpaired under the Plan, where the applicable Claims or Interests have been fully paid or otherwise satisfied in accordance with the Plan, (iii) holders of Claims or Interests whose vote to accept or reject the Plan was solicited but who did not vote either to accept or to reject the Plan, and (iv) holders of Claims or Interests who cast a ballot to reject the Plan but did not opt out of granting the releases set forth herein, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

8.                                      Exculpation.

To the extent permitted by applicable law and except for actions resulting from intentional fraud, gross negligence, or willful misconduct, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the, the DIP Facility Loan Agreement, this Disclosure Statement, the Restructuring Transactions, and the Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of Securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing.  In all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of Securities thereunder.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

Neither the Patient Care Ombudsman nor any Professional Person retained by the Patient Care Ombudsman shall have any liability with respect to any act, omission, statement, or representation arising out of, relating to, or involving, in any way, the Patient Care Ombudsman’s evaluations, reports, pleadings, or other writings filed by or on behalf of the Patient Care Ombudsman in or in connection with the Chapter 11 Cases other than acts or omissions involving or arising out of gross negligence, willful misconduct, attorney malpractice, or a violation of applicable disciplinary or ethical rules. This provision shall be valid only to the extent it complies with any applicable rules of professional conduct.

9.                                      Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including, without limitation, the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan.

10.                               Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interest in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors and the Litigation Trust Trustee, as applicable, reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

11.                               Retention of Causes of Action and Reservation of Rights.

Except as otherwise provided in the Plan, including, without limitation, sections 11.5, 11.6, 11.7, 11.8, and 11.9, of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, but not limited to, rights, claims, Causes of Action, rights of setoff, offset, recoupment or other legal or equitable defenses against any holder of Existing Equity Interests that arise on account of such holders’ objection to, or support of, and objection to the Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

12.                               Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Person based on any of the following:  (a) the insolvency or financial condition of a Debtor on or before the Effective Date; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that will occur as a result of such consummation; or (d) the Restructuring.

13.                               Claims Against Directors and Officers.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

14.                               Confidentiality of Information Related to Patient Care Ombudsman.

Except as otherwise order by the Bankruptcy Court, no person or entity may seek discovery in any form, including but not limited to, by motion, subpoena, notice, of deposition or request or demand for production of documents, from the Patient Care Ombudsman or his agents, professionals, employees, other representatives, designees, or assigns with respect to any information that the Patient Care Ombudsman is required to keep confidential under section 333(c)(1) of the Bankruptcy Code.  Nothing herein shall, in any way, limit or otherwise affect the rights and obligations of the Patient Care Ombudsman under any order of the Bankruptcy Court or under any confidentiality agreements, if any, between the Patient Care Ombudsman and any other person or entity or shall, in any way, limit or otherwise affect the Patient Care Ombudsman’s obligation, under section 333(c)(1) of the Bankruptcy Code or other applicable law, to maintain patient information, including patient records, as confidential, and no such information shall be released by the Patient Care Ombudsman without further order of the Bankruptcy Court.  The Patient Care Ombudsman and any Professional Person retained by the Patient Care Ombudsman shall retain the right to apply for further compensation pursuant to section 330 of the Bankruptcy Code if they are required to respond to discovery or become a party to litigation, and parties in interest shall retain the right to object to any such application or applications.

F.                                     Administrative Provisions.

1.                                      Retention of Jurisdiction.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and

157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)                                 to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)                                 to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order, including any Cause of Action which may be asserted by the Litigation Trust Trustee;

(c)                                  to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)                                 to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order;

(e)                                  to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim, and to subordinate any Claim or Interest in accordance with any contractual, legal, or equitable subordination principles;

(f)                                   to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)                                  to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or other entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)                                 to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)                                     to hear and determine all Fee Claims;

(j)                                    to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)                                 to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)                                     to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release, exculpation, or injunction provisions set forth in the Plan, or to maintain the integrity of the Plan following the occurrence of the Effective Date;

(m)                             to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)                                 to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)                                 to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)                                 to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged under the Plan or for any other purpose;

(q)                                 to recover all Assets of the Debtors and property of the Estates, wherever located; and

(r)                                    to enter a final decree closing each of the Chapter 11 Cases.

2.                                      Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer, or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument under the Plan is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

3.                                      Dates of Actions to Implement The Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

4.                                      Amendments.

(a)                                 Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)                                 Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan.

5.                                      Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor:  (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person; (ii) prejudice in any manner the rights of such Debtor or any other Person; or (iii) constitute an admission of any sort by any Debtor or any other Person.

6.                                      Dissolution of the Creditors’ Committee and the Equity Committee.

On the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve and the members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

7.                                      Severability.

Subject to section 5.13 of the Plan, if, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of the Plan shall remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with this section, is valid and enforceable pursuant to its terms.

8.                                      Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof

9.                                      Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

10.                               Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such entity.

11.                               Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements,

understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.                               Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.                               Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full therein.

14.                               Notices.

All notices, requests, and demands to or upon the Debtors or Reorganized Debtors, as applicable, shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ADEPTUS HEALTH, LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn:  Timothy Mueller, General Counsel

– and –

NORTON ROSE FULBRIGHT US LLP
Louis R. Strubeck, Jr.
John N. Schwartz
Liz Boydston
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
Telephone: (214) 855-8000
Facsimile:  (214) 855-8200

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to the U.S. Trustee and those entities that have filed such renewed requests.

15.                               Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of the Plan, any statement or provision of the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

XIV.                     Risks and Considerations

A.                                    Bankruptcy Considerations.

Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will confirm the Plan as proposed.  Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes.  Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to such timing.

In the event the conditions precedent described in Section 10.1 of the Plan have not been satisfied, or waived (to the extent possible) by the Debtors or applicable party (as provided for in the Plan) as of the Effective Date, then the Confirmation Order will be vacated, no Distributions will be made pursuant to the Plan, and the Debtors and all holders of Claims and Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred.

The Plan provides for no Distribution to certain Classes as specified in Articles III and IV of the Plan.  The Bankruptcy Code conclusively deems these Classes to have rejected the Plan.  Notwithstanding the fact that these Classes are deemed to have rejected the Plan, the Bankruptcy Court may confirm the Plan if at least one Impaired Class votes to accept the Plan (with such acceptance being determined without including the vote of any “insider” in such class).  As to each Impaired Class that has not accepted the Plan, the Plan may be confirmed if the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to these Classes.  The Debtors believe that the Plan satisfies these requirements.

B.                                    Competition.

Companies operating in the healthcare industry face a high level of competition.  The Reorganized Debtors will compete with numerous other companies providing similar healthcare services.  There is no assurance that the Reorganized Debtors will be able to compete successfully and their reputation will develop and continue.  Accordingly, the companies cannot predict what effect competitive pressures will have on the Business going forward.

C.                                    Government Regulation.

The healthcare industry is heavily regulated by state and federal authorities.  Each state in which the Debtors has different regulations. The Debtors are required to satisfy the regulations of each state where its facilities are located.  Additionally, the Debtors are required to comply with certain regulatory requirements to implement the transactions contemplated by the Plan and such transactions may require certain regulatory approval.

Regulation of the healthcare industry is constantly evolving.  State regulations may in the future adopt new laws, regulations, and/or policies regarding a wide variety of matters related to the healthcare industry, which could directly or indirectly affect the operation, management, and/or ownership of the Debtors’ facilities.  The Debtors are unable to predict the content of any new regulations that may affect the Business or what impact new regulations may have on the Business, including future financial performance.

D.                                    Transfer Restrictions.

The interests to be issued pursuant to the terms of the Plan have not been, nor will they be, registered under the Securities Act, or any state or blue sky securities laws.  The interests cannot be transferred without registration under the Securities Act or, if applicable, the securities laws of any state or other jurisdiction, unless such a transaction is exempt from registration (subject to Section XII.B.12 above).

E.                                    Lack of Marketability.

There is no readily available market for the interests issued pursuant to the Plan and no such market is expected to develop.  The absence of such a market for the interests could hinder the holders of such interests ability to resell the interests.  The Debtors make no assurance that the holders of such interests will be able to liquidate the interests until the interests are redeemed.

Any interests issued in connection with under the Plan may not be listed on any public securities exchange.  Accordingly, there is no assurance that a holder of newly issued interests will be able to sell such interests in the future on an active public securities market.  The lack of a public market for trading such interests and other factors, such as future economic conditions, may lead to a higher or lower value than the value ascribed to such securities or interests under the Plan.

F.                                     No Duty to Update Disclosures.

The Debtors have no duty to update the information contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, or unless the Debtors are required to do pursuant to an order of the Bankruptcy Court.  Delivery of the Disclosure Statement after the date hereof does not imply that the information contained herein has remained unchanged.

G.                                   Representations Outside this Disclosure Statement.

This Disclosure Statement contains representations concerning or related to the Debtors, the Reorganized Debtors, and the Plan that are authorized by the Bankruptcy Code and the Bankruptcy Court.  Please be advised that any representations or inducements outside this Disclosure Statement and any related documents which are intended to secure your acceptance or rejection of the Plan should not be relied upon by holders of Claims or Interests that are entitled to vote to accept or reject the Plan.

H.                                   No Admission.

The information and representations contained herein shall not be construed to constitute an admission of, or be deemed evidence of, any legal effect of the Plan on the Debtors or holders of Claims and Interests.

I.                                        Tax and Other Related Considerations.

The contents of this Disclosure Statement is not intended and should not be construed as tax, legal, business, or other professional advice.  Holders of Claims and/or Interests should seek advice from their own independent tax, legal or other professional advisors based on their own individual circumstances.

J.                                      Factors Impacting Amounts of Distributions.

Various factors will impact the amount of recoveries that are received from the Litigation Trust, and at this time, the Debtors cannot estimate the amount of such recoveries with any degree of certainty.  The Litigation Trust Assets will consist primarily of Causes of Action, including, but not limited to, the D&O Claims and avoidance actions under chapter 5 of the Bankruptcy Code.  Although the Creditors’ Committee has asserted claims against the D&O Policies, which have $50.0 million in total limits, it is difficult to predict how much, if anything, will be recovered on account of the D&O Claims, due to the inherent uncertainty of litigation and the fact that the investigation into the D&O Claims is still in progress.  Moreover, although the Litigation Trust Trustee will be able to assert preference claims under section 547 of the Bankruptcy Code against creditors that received payments during the ninety days preceding the Petition Date and insiders that received payments during the one year preceding the Petition Date, recipients of those payments will be entitled to assert various defenses, including the “ordinary course of business defense” under section 547(c)(2) and the “new value defense” under section 547(c)(4), and it is difficult to predict how much the Litigation Trust will recover on account of such claims.(23)

In addition to the fact that the Debtors cannot easily predict the amount of distributions that will be made by the Litigation Trust, numerous factors will make it difficult to predict the total Allowed Claims that will share in such distributions, including, but not limited to, the following —

•                  Until the Valuation Motion is adjudicated, it is not known what the Deerfield Deficiency Claims will be, and given the potential size of this claim, the resolution of this motion could significantly impact how many claims will share in distributions from the Litigation Trust.

(23)  As set forth in the Debtors’ Statements of Financial Affairs, the Debtors made payments to creditors totaling $62,166,786.87 during the ninety days preceding the Petition Date and payments to insiders other than the Sterling Parties totaling $31,984,664.24 during the one year preceding the Petition Date.  (The Debtors also made payments to the Sterling Parties totaling $85,645,614.26 during the one year preceding the Petition Date.)  However, because of the defenses that may be asserted under section 547(c), the Debtors anticipate that the Litigation Trust Trustee will only be able to recover a portion of these payments.

•                  The Debtors’ Schedules reflect that General Unsecured Claims that are noncontingent, undisputed, and liquidated as of the Petition Date total $15,742,117.39.(24)  However, significantly more claims have been filed (many of which are duplicative), and because the Debtors have not yet completed their reconciliation of such claims, it is not known how many General Unsecured Claims will ultimately be allowed.

•                  As of December 31, 2016, PubCo has recorded an estimated payable of $237.9 million for future amounts that are projected to be owed under the TRA.  Although the Debtors believe that objections and defenses may be asserted against any claims arising under the TRA and that such claims should be subordinated, it is not yet known how such objections and defenses will be resolved.

XV.                          Plan Confirmation and Consummation

A.                                    Plan Confirmation Hearing.

Bankruptcy Code section 1128(a) requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a Plan.  On, or as promptly as practicable after the filing of the Plan and this Disclosure Statement, the Debtors will request, pursuant to the requirements of the Bankruptcy Code and the Bankruptcy Rules, that the Bankruptcy Court schedule the Plan Confirmation Hearing.  Notice of the Plan Confirmation Hearing will be provided to all known creditors, equity holders, or their representatives.  The Plan Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Plan Confirmation Hearing or any subsequent adjourned Plan Confirmation Hearing.

Pursuant to Bankruptcy Code section 1128(b), any party in interest may object to confirmation of a plan of reorganization.  Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds of the objection and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon such parties as the Bankruptcy Court may order.

Bankruptcy Rule 9014 governs objections to confirmation of the Plan.  UNLESS AN OBJECTION TO CONFIRMATION OF THE PLAN IS TIMELY SERVED UPON THE PARTIES LISTED ABOVE AND FILED WITH THE BANKRUPTCY COURT, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT IN DETERMINING CONFIRMATION OF THE PLAN.

(24)  This amount does not include intercompany claims, amounts which may be owed to the Joint Ventures, or claims arising under the TRA.

B.                                    Plan Confirmation Requirements Under the Bankruptcy Code.

At the Plan Confirmation Hearing, the Bankruptcy Court will consider the terms of the Plan and determine whether the Plan terms satisfy the requirements set out in section 1129 of the Bankruptcy Code.

C.                                    Plan Consummation.

Upon confirmation of the Plan by the Bankruptcy Court, the Plan will be deemed consummated on the Effective Date.  Distributions to holders of Claims receiving a Distribution pursuant to the terms of the Plan will follow consummation of the Plan.

D.                                    Best Interests Test.

The Bankruptcy Code requires that, with respect to an impaired class of claims or interests, each holder of an impaired claim or interest in such class either (i) accept the plan or (ii) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount (value) such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the effective date.

The Debtors’ costs of a chapter 7 liquidation would necessarily include fees payable to a trustee in bankruptcy, as well as fees likely to be payable to attorneys, advisors, and other professionals that such a chapter 7 trustee may engage to carry out its duties under the Bankruptcy Code.  Other costs of liquidating the Debtors’ Estates would include the expenses incurred during the bankruptcy cases and allowed by the Bankruptcy Court in the chapter 7 case, such as reimbursable compensation for the Debtors’ professionals, including, but not limited to, attorneys, financial advisors, appraisers, and accountants.  In addition, claims would arise by reason of the Debtors’ breach or rejection of contractual obligations and unexpired leases and executory contracts assumed or entered into by the Debtors during the pendency of the bankruptcy cases.

The foregoing types of claims, costs, expenses, and fees that may arise in a chapter 7 liquidation case would be paid in full from the proceeds of the sale of the Debtors’ assets before the balance of those sales proceeds would be made available to pay pre-chapter 11 priority and unsecured claims.  The Debtors believe that in a chapter 7 liquidation, no prepetition claims or interests would receive any distribution of property from the Estates.

The liquidation analysis is only an estimation of the probable amount of sales proceeds that may be generated as a result of a hypothetical chapter 7 liquidation of the Debtors’ assets.  In conducting this analysis, the Debtors and their Professionals relied on a set of assumptions.  These assumptions are described below.  The liquidation analysis is not a current fair valuation of the Debtors’ assets and should not be considered indicative of the values that may be realized in an actual liquidation.

E.                                    Liquidation Analysis.

The Debtors’ Professionals have prepared the liquidation analysis (“Liquidation Analysis”) which is attached hereto as Exhibit E.(25)  The Debtors believe that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors.  Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.  For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims.  This estimate is based solely upon the Debtors’ review of its books and records and the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from chapter 11 to chapter 7.  No order or finding has been entered by the Bankruptcy Court or any other court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis.  In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed.  The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including any determination of the value of any Distribution to be made on account of Allowed Claims under the Plan.

As noted above, the Debtors believe that, under the proposed terms of the Plan, all holders of Impaired Claims and Interests will receive property with a value not less than the value such holders would receive in a chapter 7 liquidation of the Debtors’ assets.  The Debtors’ belief is based primarily on consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of Impaired Claims and Interests, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, (iii) the adverse effects on the Debtors’ business as a result of the likely departure of key employees, doctors, and professional staff, (iv) the substantial increases in claims, (v) the reduction of value associated with a chapter 7 trustee’s operation of the Debtors’ businesses, and (vi) the substantial delay in Distributions to the holders of Impaired Claims and Interests that would likely ensue in a chapter 7 liquidation.

Thus, the Debtors believes that the creditors would receive more under the Plan than they would in a chapter 7 liquidation, due to the following factors —

•                                          The amount of claims in a chapter 7 liquidation would be more than the amount of claims that are paid under the Plan, due to the fact that the Deerfield Deficiency

(25)  To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.  Accordingly, the attached Liquidation Analysis is provided solely to disclose to holders of Claims the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

Claims and Rejection Claims would be higher in a chapter 7 liquidation.  The greater amount of claims in a chapter 7 liquidation would therefore cause creditor recoveries to be diluted.

•                                          Because the DIP Facility Claims would not be satisfied in a chapter 7 liquidation, Deerfield would be entitled to superpriority claims and liens pursuant to the terms of the DIP Facility Order.  Therefore, to the extent that any assets are not encumbered under the Prepetition Credit Agreement, Deerfield would have priority to such assets on account of its superpriority claims and liens.

•                                          Although the Litigation Trust Initial Funding under the Plan would enable the Litigation Trust Trustee to satisfy litigation expenses that will be incurred in prosecuting Causes of Action, such funding would not be available to a chapter 7 trustee, which would therefore make it more difficult for a chapter 7 trustee to recover as much as would be recovered under the Plan.

•                                          Pursuant to the Litigation Trust Waterfall under the Plan, Deerfield has agreed that, after it is repaid for certain advances, the next $7.5 million of distributions from the Litigation Trust will be paid to holders of Allowed General Unsecured Claims (other than the Deerfield Deficiency Claims) before any distributions are made on account of the Deerfield Deficiency Claims.  On the other hand, in a chapter 7 liquidation, unsecured creditors would not receive any such priority over the Deerfield Deficiency Claims.

F.                                     Feasibility.

Pursuant to section 1129(a)(11) of the Bankruptcy Code, a debtor must demonstrate that a bankruptcy court’s confirmation of a plan is not likely to be followed by the liquidation or need for further financial reorganization of the debtor or its successor under the plan, unless such liquidation or reorganization is proposed under the plan.  Because the distributions from the Litigation Trust do not depend on future operations of the Debtors, the Debtors reasonably believe that they will be able to make all such distributions under the Plan.  In any event, the Debtors believe that the Reorganized Debtors will be profitable and well capitalized, as a result of the funding that will be provided by the Deerfield Parties.  Therefore, the Bankruptcy Court’s confirmation of the Plan is not likely to be followed by liquidation of the Reorganized Debtors or the need for further reorganization.

At this time, it is difficult to provide meaningful financial projections for the Reorganized Debtors in light of the fact that negotiations regarding the Joint Ventures are on-going.  A wide range of possible outcomes could result from these negotiations, including the modification of existing business relationships, the termination of the operating agreements, and the buyout of the joint venture interests by either the Debtors or the joint venture partners.  Therefore, except for a scenario that involves the existing joint venture agreements being assumed without modification, the Debtors cannot currently project, with any reasonable degree of certainty, what the results of these negotiations will be.  The Debtors will include in the Plan Supplement any agreements that are reached with respect to the Joint Ventures or, if no agreements are reached at that time, a summary of how the relevant agreements will be treated under the Plan.

Additionally, the Plan Supplement will include financial projections based on the anticipated post-bankruptcy structure of the Joint Ventures in order to provide parties in interest with additional information regarding the impact that these joint venture relationships will have on the Reorganized Debtors and the implementation of the Plan.

G.                                   Section 1129(b).

Section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may confirm a plan even if a class of impaired claims or interests votes to reject the plan if the plan does not unfairly discriminate and is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan.

1.                                      No Unfair Discrimination.

The “no unfair discrimination” test requires that the plan not provide for unfair treatment with respect to classes of claims or interests that are of equal priority, but are receiving different treatment under the plan.

2.                                      Fair and Equitable.

The fair and equitable requirement applies to classes of claims of different priority and status, such as secured versus unsecured.  The Plan satisfies the fair and equitable requirement if no class of claims receives more than 100% of the allowed amount of the claims in such class.  Further, if a class of claims is considered a dissenting class (“Dissenting Class”), i.e., a Class of Claims that is deemed to reject the Plan because the required majorities in amount and number of votes is not received from the Class, the following requirements apply:

a.                                      Class of Secured Claims.

Each holder of an impaired secured claim either (i) retains its liens on the subject property, to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan of at least the allowed amount of such claim, (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof), or (iii) receives the “indubitable equivalent” of its allowed secured claim.

b.                                      Class of Unsecured Creditors.

Either (i) each holder of an impaired unsecured claim receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the Dissenting Class will not receive any property under the plan.

c.                                       Class of Interests.

Either (i) each interest holder will receive or retain under the plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock, or (ii) the holders of interests that are junior to the interests of the Dissenting Class will not receive any property under the plan.

The Debtors believe the Plan will satisfy the “fair and equitable” requirement notwithstanding that certain Classes of Claims are deemed to reject the Plan because no Class that is junior to such Class will receive or retain any property on account of the Claims and Interests in such Class.

XVI.                     Alternatives to Confirmation and Consummation of the Plan

The Debtors believe the Plan is in the best interests of creditors and should accordingly be accepted and confirmed.  If the Plan as proposed, however, is not confirmed, the following three alternatives may be available to the Debtors:  (i) a liquidation of the Debtors’ assets pursuant to chapter 7 of the Bankruptcy Code; (ii) an alternative plan of reorganization may be proposed and confirmed; or (iii) the Debtors assets may be sold pursuant to Bankruptcy Code section 363.

A.                                    Chapter 7 Liquidation.

If a plan pursuant to chapter 11 of the Bankruptcy Code is not confirmed by the Bankruptcy Court, the Chapter 11 Cases may be converted to liquidation cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed, pursuant to applicable provisions of chapter 7 of the Bankruptcy Code, to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effect that a chapter 7 liquidation would have on the recoveries of holders of Claims is set forth in Section XV.E hereof.  The Debtors believe that such a liquidation would result in smaller distributions being made to the Debtors’ creditors than those provided for in the Plan because (a) the likelihood that other assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion, (b) additional administrative expenses attendant to the appointment of a trustee and the trustee’s employment of attorneys and other professionals, (c) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of unexpired leases and other executory contracts in connection with a cessation of the Debtors’ operations.  In a chapter 7 liquidation, the Debtors believe that there would be little or no Distribution to holders of Allowed Claims.

B.                                    Alternative Plan Pursuant to Chapter 11 of the Bankruptcy Code.

If the Plan is not confirmed, the Debtors, or any party in interest (if, pursuant to section 1121 of the Bankruptcy Code, the Debtors have not filed a plan within the time period prescribed under the Bankruptcy Code) may propose a different plan.  Such a plan might involve either an alternative reorganization structure and continuation of the Business or an orderly liquidation of the Debtors’ assets in a chapter 11 bankruptcy proceeding.  The Debtors believe that the terms of the Plan result in the realization of the most value for Holders of Claims and Interests against the Debtors’ Estates.  If the Debtors were to liquidate their assets in the Chapter 11 Cases, the Debtors would still incur the expenses attendant with closing or winding down operations or transferring the Debtors’ Business to new owners.  Such a liquidation process would be carried out over a lengthier time period.  Further, the appointment of a trustee is not required or usual in a chapter 11 case.  Accordingly, expenses related to professional fees would most likely be less than professional fee expenses in a chapter 7 liquidation case.

C.                                    Section 363 Sale.

If the Plan as proposed is not confirmed, a sale (“363 Sale”) of the Debtors’ assets pursuant to Bankruptcy Code section 363 may be pursued by the Debtors.  In such an instance, certain prepetition secured lenders and the DIP Facility Lenders may have a right to credit bid as consideration in whole or part for the assets to be acquired.  After such a 363 Sale is consummated, a plan of reorganization pursuant to chapter 11 of the Bankruptcy Code may be filed with the Bankruptcy Court with respect to any remaining property of the Estates.

XVII.                Certain U.S. Federal Income Tax Consequences

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

The following discussion summarizes certain U.S. federal income tax consequences to the Debtors and to certain holders of Allowed Claims and Interests of the implementation of the Plan.  This discussion does not address the U.S. federal income tax consequences to holders of Allowed Claims and Interests who are unimpaired or otherwise entitled to payment in full in Cash under the Plan.

The following tax discussion is based on the Tax Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).  The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors have not requested a ruling from the IRS or any other regulatory authority, or an opinion of counsel, with respect to any of the tax aspects of the transactions contemplated under the Plan, and the discussion below is not binding upon the IRS or such other authorities.  Thus, no assurance can be given that the IRS or such other authorities would not assert, or that a court would not sustain, a different position from any discussed herein.

This summary does not address foreign, state, or local tax consequences of the transactions contemplated under the Plan, nor does it purport to address certain taxpayers (e.g., foreign persons, mutual funds, small business investment companies, regulated investment companies, banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders that are, or hold existing notes through, pass-through entities, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, and persons holding existing notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction).  The following discussion assumes that holders of Allowed Claims and Interests hold such Claims as “capital assets” within the meaning of section 1221 of the Tax Code. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to holders of Allowed Claims and Interests based upon their particular circumstances.  If a partnership holds a Claim or Interest, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Moreover, the following discussion does not address U.S. federal taxes other than income taxes.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and individualized advice based upon the circumstances pertaining to each Holder of an Allowed Claim or Interest.  Holders of Claims or Interests are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as other tax consequences, including under any applicable state, local, and foreign law, upon implementation of the Plan.

A.                                    Consequences to the Debtors.

The Debtors are a part of a commonly controlled group of entities with PubCo as the common parent corporation (the “Adeptus Group”).  Certain of the Debtors are treated for federal income tax purposes as being disregarded as entities separate from their single owners (“Disregarded Entities”), which are a members of the Adeptus Group.  All items of income, loss, expense, deduction, or credit of such disregarded Debtors are treated as realized and recognized by the Adeptus Group.  Certain of the Debtors, including HoldCo, are treated for federal tax purposes as partnerships.  The items of income, loss, expense, deduction, or credit of such partnership Debtors are treated as realized and recognized by the Adeptus Group and their other members in accordance with their respective interests in the partnerships as determined under U.S. federal income tax law.

The delivery of the New Equity Interests to Holders of Allowed Deerfield Secured Claims will generally be treated as if HoldCo satisfied the amount of the Claim deemed surrendered for an amount of money equal to the fair market value of the HoldCo interests delivered in exchange and will have cancellation of indebtedness income (“COD”) equal to any excess of the amount of the Claim satisfied over the amount of this deemed cash payment.  This COD will be allocated to PubCo and HoldCo’s other members in accordance with their respective interests in HoldCo, immediately prior to the surrender of the Claims, as determined under U.S. federal income tax law.  As described below, COD recognized by a debtor in a bankruptcy case is generally excluded from the debtor’s gross income.

1.                                      Funding of the Litigation Trust

For U.S. federal income tax purposes, the Debtors will treat the transfer of the Litigation Trust Assets, including the Causes of Action, to the Litigation Trust as a distribution of such assets, subject to any obligations relating to those assets, by the Debtors to the holders of Medical Malpractice Claims and General Unsecured Claims in a taxable transaction (with each holder receiving an undivided interest in such assets in accordance with its economic interests in such assets) followed by a transfer of such assets by such holders to the Litigation Trust.  These deemed distributions for U.S. federal income tax purposes will generally cause the Debtors to recognize gain or loss equal to the difference between the fair market value of the distributed assets and the tax basis of the Debtors in such assets.  Such gain or loss will allocated among the Debtors.

2.                                      Cancellation of Debt.

Ordinarily, the discharge or retirement of a debt instrument for less than the amount owed generates COD, which is includable in the debtor’s gross income for U.S. federal income tax purposes.  However, COD recognized by a debtor in a bankruptcy case is generally excluded from the debtor’s gross income.

COD recognized by a an entity treated for federal tax purposes as a partnership is passed through by the partnership to its partners as an item of income.  Thus, any COD recognized by the Debtors that are partnerships arising as a result of discharge of Claims pursuant to the Plan will be allocated among its partners, including PubCo and HoldCo’s other members.  A partner may be eligible to rely on an exception or election prescribed in Section 108 of the Tax Code to exclude its distributive share of the partnership’s COD from gross income. When the debtor in a bankruptcy case is a partnership, the bankruptcy exception is applied at the partner level, not the partnership level.

Where COD is excluded from gross income (including by reason of the bankruptcy exception), the debtor (including a partner that is excluding its distributive share of a partnership’s COD from gross income, such as PubCo in the case of COD recognized by HoldCo) must reduce certain of its tax attributes — such as net operating losses (“NOLs”), current year tax losses, tax credits, and tax basis in property — by the amount of the excluded COD after the determination of the federal income tax for the year of the discharge of the debt.  The amount of the COD will equal the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD.  To the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is without further current or future tax cost to the debtor.  If, however, nonrecourse debt is satisfied with the underlying collateral, generally the debtor recognizes a gain or loss from the disposition of property equal to the difference between the amount of the nonrecourse debt satisfied and the tax basis of the collateral, as opposed to COD, and any such gain or loss must be included in computing the debtor’s taxable income.

The Debtors anticipate that HoldCo will recognize COD as a result of discharge of Claims pursuant to the Plan.  The amount of the COD will depend, in part, on the amount of cash distributed and the value of the Equity Interests issued pursuant to the Plan.  Under the rules discussed above, NOLs, as well as other tax attributes such as the tax basis of assets, may be substantially reduced or eliminated as a result of this COD; however, because PubCo will be dissolved under the Plan, any NOLs that would otherwise exist will not be preserved.  Persons voting on the Plan should consult with their tax consultants as to the tax consequences resulting from the discharge of Claims pursuant to the Plan.

B.                                    Consequences to Holders of Claims or Interests.

1.                                      Distributions in Discharge of Claims or Interests.

a.                                      Holders of Claims in Class 3

The delivery of the New Equity Interests to Holders of Allowed Deerfield Secured Claims will generally be treated as if HoldCo satisfied the amount of the Claim deemed surrendered for an amount of money equal to the fair market value of the New Equity Interests delivered in exchange.  Other than with respect to amounts received that are attributable to accrued but untaxed interest, which amounts will be taxed as interest income, a Holder receiving New Equity Interests in HoldCo will be treated as purchasing a pro rata portion of HoldCo’s assets for the fair market value of the New Equity Interests received pursuant to the Plan.  The Holder will have a gain or loss equal to the difference between its tax basis in the Allowed Deerfield Secured Claim surrendered and the fair market value of the New Equity Interests that are received by the Holder (other than in satisfaction of accrued but untaxed interest).  Such Holder should obtain a tax basis in the purchased assets, other than with respect to any amounts received that are attributable to accrued but untaxed interest, equal to the fair market value of the New Equity Interests in the Reorganized Debtor.  The holding period of the purchased assets should begin on the day following the receipt of the New Equity Interests.

The tax basis of HoldCo’s assets treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest but in no event should such basis exceed the fair market value of the New Equity Interests received in satisfaction of accrued but untaxed interest.  The holding period of such assets should begin on the day following the receipt of the New Equity Interests.

Holders receiving New Equity Interests in discharge of Claims pursuant to the Plan are urged to consult their own tax advisors regarding the tax treatment of the receipt of New Equity Interests pursuant to the Plan.

b.                                      Holders of Claims in Classes 4, 5, and 6

The Debtors believe that, upon the receipt of cash, Litigation Trust interests, or unencumbered assets, a Holder will generally recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of the unencumbered assets received and the Holder’s pro rata share of the fair market value of the assets transferred to the Litigation Trust and (2) the tax basis of the holder in the Claim or Interest (except to the extent attributable to accrued but unpaid interest).  However, a Holder may be unable to currently deduct any such loss.  Note that a Holder must take into account the value of such Holder’s share of the assets transferred to the Litigation Trust for purposes of recognizing the gain or loss even if such Holder ultimately receives no distributions from the Litigation Trust.

The characterization of gain or loss recognized by a Holder as capital or ordinary income will be determined by a number of factors, including the tax status of the holder, whether the Claim or Interest constitutes a capital asset in the hands of the Holder, whether the Claim was acquired at a market discount, whether and to what extent the Holder previously had claimed a bad debt deduction, and the origin of the Claim.  The deductibility of capital losses is subject to limitations.  Any capital gain or loss recognized by a Holder will be long-term capital gain or loss if the Claim or Interest was held for more than one year.

For U.S. federal income tax purposes, the Debtors will treat each Holder that receives an interest in the Litigation Trust as receiving from the Debtors in a taxable transaction its pro rata share of the assets transferred to the Litigation Trust (consistent with its economic rights in the Litigation Trust). The Holder will be treated as then contributing those assets in exchange for the interest in the Litigation Trust. Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the holders of interests in the Litigation Trust are required to follow such treatment consistently.

Holders of Claims are urged to consult their own tax advisors as to the U.S. federal income tax consequences upon implementation of the Plan and the receipt of cash or assets from the Litigation Trust.

2.                                      Market Discount.

Any Holder of a Claim or Interest with tax basis less than the amount payable at maturity (or possibly the “adjusted issue price”) generally will be subject to the market discount rules of the Tax Code (unless such difference is less than a prescribed de minimis amount). Under the market discount rules, a Holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, a Claim or Interest as ordinary income (instead of capital gain) to the extent of the market discount that has not previously been included in income and is treated as having accrued on such Claim or Interest at the time of such payment or disposition.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Claims or Interest to their maturity date, unless the holder irrevocably elects to compute the accrual on a constant yield basis.  This election can be made on a claim-by-claim basis.

3.                                      Distributions in Discharge of Accrued Interest or OID.

Pursuant to the Plan, all distributions in respect of any Claim (other than distributions after the Effective Date from the Litigation Trust) will be allocated first to the principal amount of such Claim, as determined for U.S. federal income tax purposes, and thereafter, to the remaining portion of such Claim, if any.  However, there is no assurance that such allocation will be respected by the IRS or a court of law for U.S. federal income tax purposes.

In general, to the extent that any distribution to a Holder of a Claim is received in satisfaction of accrued interest or original issue discount (“OID”) during its holding period, such amount will be taxable to the Holder as interest income (if not previously included in the Holder’s gross income).  Conversely, a Holder will generally recognize a loss to the extent that any accrued interest or amortized OID that was previously included in its gross income exceeds the amount of the distribution received.

Each Holder of a Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

4.                                      Bad Debt Deduction and Worthless Securities Deduction

A holder of an Allowed Claim that is not a security for purposes of section 165(g) of the Tax Code who receives, pursuant to the Plan, an amount less than such holder’s tax basis in that Allowed Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt deduction under section 166(a) of the Tax Code or may be entitled to a loss under section 165(a) of the Tax Code in the year of receipt.  A holder of a security, the Allowed Claim or Interest with respect to which is wholly worthless, may be entitled to a worthless securities deduction under sections 165(g) and 165(a) of the Tax Code. A worthless securities deduction is generally treated as a loss from the sale or exchange of a capital asset.  Holders should consult their own tax advisers as to the appropriate tax year in which to claim a worthless securities deduction.  The rules governing the timing and amount of deductions place considerable emphasis on the facts and circumstances of the holder, the obligor, and the instrument with respect to which a loss or deduction is claimed.  Such loss or deduction would be limited to the holder’s adjusted tax basis in the indebtedness underlying its Allowed Claim or Interest.  Holders of Allowed Claims and Interests are urged to consult their own tax advisors with respect to their ability to take any loss or deduction described above.

5.                                      Limitation on Use of Capital Losses

A holder of a Claim or Interest who recognizes capital losses as a result of the distributions under the Plan or as a result of a deduction described in the preceding paragraph will be subject to limits on the use of such capital losses.  For a non-corporate holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains.  A non-corporate holder may carry over unused capital losses and apply them against future capital gains and a similar portion of their ordinary income for an unlimited number of years.  For corporate holders, capital losses may only be used to offset capital gains.  A corporate holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, but may carry over unused capital losses for only the five years following the capital loss year.

6.                                      Taxation of the Litigation Trust and Holders.

The Plan and the Litigation Trust Agreement provide that, for U.S. federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations.  In general, a liquidating trust is not a separate taxable entity, but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., all income and loss is taxed directly to the liquidating trust beneficiaries).  However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes.  The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.  The Litigation Trust will be structured to comply with such general criteria.  Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Litigation Trust Trustee, and holders of Medical Malpractice Claims and General Unsecured Claims) will be required to treat, for U.S.

federal income tax purposes, the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors. The following discussion assumes that the Liquidating Trust will be so respected for U.S. federal income tax purposes. However, no opinion of counsel has been requested, and the Litigation Trust Trustee may or may not obtain a ruling from the IRS, concerning the tax status of the Litigation Trust as a grantor trust.  Accordingly, there can be no assurance that the IRS would not take a contrary position.  If the IRS were to challenge successfully the classification of the Litigation Trust, the U.S. federal income tax consequences to the Litigation Trust could vary from those discussed herein (including the potential for an entity-level tax on income of the Litigation Trust).

Accordingly, for U.S. federal income tax purposes, it is intended that the Litigation Trust Beneficiaries be treated as if they had received a distribution of an undivided interest in Litigation Trust Assets (with each holder receiving an undivided interest in such assets in accordance with its economic interests in such assets) from the Debtors and then contributed such interests to the Litigation Trust.  The Litigation Trust Agreement will (a) provide that the Litigation Trust’s primary purpose is to liquidate the Litigation Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, its liquidating purpose and (b) contain a fixed or determinable termination date that is generally not more than five (5) years from the date of its creation, which termination date may be extended for one or more finite terms subject to the approval of the Bankruptcy Court upon a finding that the extension is necessary to its liquidating purpose.  Each such extension must be approved by the Bankruptcy Court 60 days prior to such termination.  The Litigation Trust Trustee will be responsible for filing all U.S. federal, state, and local tax returns for its Trust.  The Litigation Trust Trustee will file all U.S. federal tax returns for the Trust as a grantor trust pursuant to Section 1.671-4(a) of the Treasury Regulations.  The Litigation Trust Agreement generally provides that Litigation Trust Beneficiaries must value the Litigation Trust Assets consistently with the values determined by the Litigation Trust Trustee for U.S. federal, state, local, and foreign income tax purposes.  If such treatment is respected, the Litigation Trust will not be subject to income tax.  Instead, the Litigation Trust Beneficiaries will be taxed on their allocable shares of income and gain of the Litigation Trust as its grantors and deemed owners, whether or not they received any distributions from the Litigation Trust in such taxable year. The holding period of an Litigation Trust Beneficiary of the Litigation Trust in its pro rata share of the assets held by the Litigation Trust will begin on the day following their deemed distribution to the Litigation Trust Beneficiary, and their tax basis will be equal to their fair market value on the day of the distribution.  There can be no assurance that the IRS will agree with the classification of the Litigation Trust as a grantor trust for U.S. federal income tax purposes, and a different classification of the Litigation Trust could result in its being subject to income taxes and a different income tax treatment than its Litigation Trust Beneficiaries.

C.                                    Information Reporting and Withholding.

All distributions to holders of Allowed Claims and Interests under the Plan are subject to any applicable withholding obligations (including employment tax withholding).  Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then-applicable rate.  Backup withholding generally applies if the holder (1) fails to furnish its social security number or other taxpayer identification number (“TIN”); (2) furnishes an incorrect TIN; (3) fails properly to report interest or dividends; or (4) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a United States person that is not subject to backup withholding.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

The foregoing summary has been provided for informational purposes only.  All holders of Claims and Interests are urged to consult their tax advisors concerning the federal, state, local and other tax consequences applicable under the Plan.

XVIII.           Recommendation and Conclusion

The Debtors believe the Plan is in the best interests of all creditors, equity interest holders, and the Estates and urge the holders of Impaired Claims and Interests entitled to vote to accept the Plan and to evidence such acceptance by properly voting and timely returning their ballots.

Dated: July 19, 2017	By:	/s/ Andrew Hinkelman
	Name:	Andrew Hinkelman
	Title:	Chief Restructuring Officer

ADEPTUS HEALTH COLORADO HOLDINGS LLC
ADEPTUS HEALTH INC.
ADEPTUS HEALTH LLC
ADEPTUS HEALTH MANAGEMENT LLC
ADEPTUS HEALTH PHOENIX HOLDINGS LLC
ADEPTUS HEALTH VENTURES LLC
ADPT COLUMBUS HOLDINGS LLC
ADPT DFW HOLDINGS LLC
ADPT HOUSTON HOLDINGS LLC
ADPT NEW ORLEANS HOLDINGS LLC
ADPT NEW ORLEANS MANAGEMENT LLC
ADPT-AZ MPT HOLDINGS LLC
ADPT-AZ RE HOLDINGS LLC
ADPT-CO MPT HOLDINGS LLC
ADPT-CO RE HOLDINGS LLC
ADPT-COLUMBUS MPT HOLDINGS LLC
ADPT-COLUMBUS RE HOLDINGS LLC
ADPT-DFW MPT HOLDINGS LLC
ADPT-DFW RE HOLDINGS LLC
ADPT-HOUSTON MPT HOLDINGS LLC
ADPT-HOUSTON RE HOLDINGS LLC
ADPT-LA MPT HOLDINGS LLC
ADPT-LA RE HOLDINGS LLC
AJNH MEDICAL CENTER LLC
ALAMO HEIGHTS SA MEDICAL CENTER LLC
ALGIERS MEDICAL CENTER LLC
ALVIN MEDICAL CENTER LLC
ANTHEM MEDICAL CENTER LLC
ANTOINE MEDICAL CENTER LLC
ARIZONA GENERAL ER LLC
ATASCOCITA 1960 MEDICAL CENTER LLC
AUSTIN BRODIE MEDICAL CENTER LLC
BAYTOWN MEDICAL CENTER LLC
BELLA TERRA MEDICAL CENTER LLC
BENDER’S LANDING MEDICAL CENTER LLC
BLACKLICK WOODS MEDICAL CENTER LLC
BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC
BROAD WAGONER MEDICAL CENTER LLC
BRUSHY CREEK MEDICAL CENTER LLC
CAMELBACK 83RD MEDICAL CENTER LLC
CEDAR PARK LAKELINE MEDICAL CENTER LLC
CENTENNIAL MEDICAL CENTER LLC
CENTER STREET DP MEDICAL CENTER LLC
CHANDLER GERMANN MEDICAL CENTER LLC
CHANDLER HEIGHTS MEDICAL CENTER LLC
CINCO RANCH MEDICAL CENTER LLC
COLONIAL LAKES MEDICAL CENTER LLC

COLORADO GENERAL HOSPITAL LLC
CONROE MEDICAL CENTER LLC
CONVERSE MEDICAL CENTER LLC
COPPERWOOD MEDICAL CENTER LLC
CREEKSIDE FOREST MEDICAL CENTER LLC
CULEBRA-TEZEL MEDICAL CENTER LLC
DE ZAVALA MEDICAL CENTER LLC
DUBLIN MEDICAL CENTER LLC
EAGLES NEST MEDICAL CENTER LLC
EAST MESA MEDICAL CENTER LLC
EAST PFLUGERVILLE MEDICAL CENTER LLC
EAST RIVERSIDE MEDICAL CENTER LLC
ECC MANAGEMENT, LLC
FCER MANAGEMENT, LLC
FIRST CHOICE ER, LLC
FIRST TEXAS HOSPITAL CY-FAIR LLC
FOUR POINTS MEDICAL CENTER LLC
FRIENDSWOOD MEDICAL CENTER LLC
FTH HOUSTON PARTNERS LLC
GARLAND CENTERVILLE MEDICAL CENTER LLC
GILBERT MEDICAL CENTER LLC
GLEANNLOCH FARMS MEDICAL CENTER LLC
GLENDALE MEDICAL CENTER LLC
GOODYEAR MEDICAL CENTER LLC
GREENVILLE STACY MEDICAL CENTER LLC
GUADALUPE RIVER MEDICAL CENTER LLC
HAMPDEN TOWER MEDICAL CENTER LLC
HELOTES MEDICAL CENTER LLC
HILLIARD MEDICAL CENTER LLC
HOUSTON 9520 JONES MEDICAL CENTER LLC
HOUSTON FM 1960 MEDICAL CENTER LLC
KATY ER CENTER LLC
KELLER MEDICAL CENTER LLC
KINGWOOD MEDICAL CENTER LLC
KUYKENDAHL MEDICAL CENTER LLC
LA PORTE MEDICAL CENTER LLC
LAKEWOOD FOREST MEDICAL CENTER LLC
LEAGUE CITY MEDICAL CENTER LLC
LEGACY TRAILS MEDICAL CENTER LLC
LEWIS CENTER MEDICAL CENTER LLC
LITCHFIELD PARK MEDICAL CENTER LLC
LOUETTA MEDICAL CENTER LLC
MARRERO MEDICAL CENTER LLC
MEADOWBROOK HEIGHTS MEDICAL CENTER LLC
MEDICAL CENTER OF CROSBY LYNCHBURG LLC
MEDICAL CENTER OF SPRING RAYFORD RICHARDS LLC
MESA TIERRA MEDICAL CENTER LLC
MIDLOTHIAN MEDICAL CENTER LLC
MOUNTAIN PARK RANCH MEDICAL CENTER LLC
NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC
NATIONAL MEDICAL PROFESSIONALS OF OHIO LLC

NEW ORLEANS EAST MEDICAL CENTER LLC
NORTHWEST HARRIS COUNTY MEDICAL CENTER LLC
OHIO GENERAL ER LLC
OHIO GENERAL HOSPITAL LLC
OPFREE LICENSING LP
OPFREE RE INVESTMENTS, LTD.
OPFREE, LLC
PEARLAND 518 MEDICAL CENTER LLC
PEARLAND PARKWAY MEDICAL CENTER LLC
PEARLAND SUNRISE MEDICAL CENTER LLC
PFLUGERVILLE MEDICAL CENTER LLC
POTRANCO MEDICAL CENTER LLC
PROVINCES MEDICAL CENTER LLC
QUEEN CREEK MEDICAL CENTER LLC
ROSENBERG MEDICAL CENTER LLC
ROY RICHARD MEDICAL CENTER LLC
SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC
SAN TAN VALLEY MEDICAL CENTER LLC
SEGUIN FOSTER MEDICAL CENTER LLC
SIENNA PLANTATION MEDICAL CENTER LLC
SOUTH BEND MEDICAL CENTER LLC
SOUTH CARRIER MEDICAL CENTER LLC
SOUTH GREEN OAKS MEDICAL CENTER LLC
SPANISH OAKS MEDICAL CENTER LLC
SPRING 2920 MEDICAL CENTER LLC
SPRING GREEN MEDICAL CENTER LLC
SSH MEDICAL CENTER LLC
STERLING RIDGE MEDICAL CENTER II LLC
STERLING RIDGE MEDICAL CENTER LLC
SUMMERWOOD MEDICAL CENTER LLC
SURPRISE MEDICAL CENTER LLC
SW CHANDLER MEDICAL CENTER LLC
SYCAMORE SCHOOL MEDICAL CENTER LLC
TEMPE MCCLINTOCK BASELINE MEDICAL CENTER LLC
TEMPE RURAL-BASELINE MEDICAL CENTER LLC
TEXAS REGIONAL HOSPITAL LLC
VICTORY LAKES MEDICAL CENTER LLC
WADSWORTH-BELLEVIEW MEDICAL CENTER LLC
WATERSIDE MEDICAL CENTER LLC
WHITE SETTLEMENT MEDICAL CENTER LLC
WILDERNESS-HARDY OAK MEDICAL CENTER LLC
WILLIAM CANNON MEDICAL CENTER LLC